EXHIBIT 10.17 CREDIT AGREEMENT BETWEEN THE STEAK N SHAKE COMPANY AND FIFTH THIRD BANK, INDIANA

                                CREDIT AGREEMENT

                                     BETWEEN

                            THE STEAK N SHAKE COMPANY

                                       AND

                       FIFTH THIRD BANK, INDIANA (CENTRAL)

                                   DATED AS OF

                                NOVEMBER 16, 2001


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                                TABLE OF CONTENTS

CREDIT AGREEMENT                                                                                    Page 1

     Section 1. ACCOUNTING TERMS -- DEFINITIONS                                                     Page 1

     Section 2. THE LOAN                                                                            Page 6
             a.     The Revolving Loan                                                              Page 7
                    (i)       The Commitment -- Use of Proceeds                                     Page 7
                    (ii)      Method of Borrowing                                                   Page 7
                    (iii)     Interest on the Revolving Loan                                        Page 8
                    (iv)      Unused Fee                                                            Page 9
                    (v)       Payments of Principal                                                 Page 9
             b.     Standby Letters of Credit                                                       Page 9
             c.     Provisions Applicable to the Loan                                               Page 10
                    (i)       Procedures for Electing LIBOR-based Rates -- Certain Effects
                              of Election                                                           Page 10
                    (ii)      Calculation of Interest                                               Page 13
                    (iii)     Manner of Payment -- Application                                      Page 13
                    (iv)      Automatic Debit                                                       Page 13

     Section 3. REPRESENTATIONS AND WARRANTIES                                                      Page 14
             a.     Organization of the Company and its Subsidiaries                                Page 14
             b.     Authorization; No Conflict                                                      Page 14
             c.     Validity and Binding Nature                                                     Page 15
             d.     Financial Statements                                                            Page 15
             e.     Litigation and Contingent Liabilities                                           Page 16
             f.     Liens                                                                           Page 16
             g.     Employee Benefit Plans                                                          Page 16
             h.     Payment of Taxes                                                                Page 16
             i.     Investment Company Act                                                          Page 17
             j.     Regulation U and other Federal Regulations                                      Page 17
             k.     Hazardous Substances                                                            Page 17
             l.     Subsidiaries                                                                    Page 17

     Section 4. GUARANTIES                                                                          Page 18

     Section 5. AFFIRMATIVE COVENANTS OF THE COMPANY                                                Page 18
             a.     Corporate Existence                                                             Page 18
             b.     Reports, Certificates and Other Information                                     Page 18
                    (i)       Annual Statements                                                     Page 18
                    (ii)      Interim Statements                                                    Page 19
                    (iii)     Officer's Certificate                                                 Page 19
                    (iv)      Orders                                                                Page 19
                    (v)       Notice of Default or Litigation                                       Page 19
                    (vi)      Compliance Certificates                                               Page 20
                    (vii)     Registration Statements and Reports                                   Page 20
                    (viii)    Other Information                                                     Page 20
             c.     Books, Records and Inspections                                                  Page 20
             d.     Insurance                                                                       Page 20
             e.     Taxes and Liabilities                                                           Page 20
             f.     Compliance with Legal and Regulatory Requirements                               Page 20
             g.     Financial Covenants                                                             Page 21
                    (i)       Maximum Ratio of Funded Debt to EBITDA                                Page 21
                    (ii)      Minimum Debt Service Coverage Ratio                                   Page 21
             h.     Primary Banking Relationship                                                    Page 21
             i.     Employee Benefit Plans                                                          Page 21


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             j.     Hazardous Substances                                                            Page 22

     Section 6. NEGATIVE COVENANTS OF THE COMPANY                                                   Page 23
             a.     Other Agreements.                                                               Page 23
             b.     Liens                                                                           Page 23
             c.     Guaranties                                                                      Page 24
             d.     Loans or Advances                                                               Page 24
             e.     Mergers, Consolidations, Sales, Acquisition or Formation
                      of Subsidiaries                                                               Page 25
             f.     Margin Stock                                                                    Page 25
             g.     Judgments                                                                       Page 25
             h.     Principal Office                                                                Page 26
             i.     Hazardous Substances                                                            Page 26
             j.     Debt                                                                            Page 26

     Section 7. CONDITIONS OF LENDING                                                               Page 26
             a.     No Default                                                                      Page 26
             b.     Documents and Fees to be Furnished or Paid at Closing                           Page 27

     Section 8. EVENTS OF DEFAULT                                                                   Page 30
             a.     Nonpayment of the Loan or to Reimburse for Letters of Credit                    Page 30
             b.     Nonpayment of Other Indebtedness for Borrowed Money                             Page 30
             c.     Other Material Obligations                                                      Page 31
             d.     Bankruptcy, Insolvency, etc                                                     Page 31
             e.     Warranties and Representations                                                  Page 31
             f.     Violations of Negative and Financial Covenants                                  Page 31
                                                     ii
             g.     Noncompliance With Other Provisions of this Agreement                           Page 32

     Section 9. EFFECT OF EVENT OF DEFAULT                                                          Page 32

     Section 10. WAIVER -- AMENDMENTS                                                               Page 32

     Section 11. NOTICES                                                                            Page 33

     Section 12. COSTS, EXPENSES AND TAXES                                                          Page 34

     Section 13. SEVERABILITY                                                                       Page 34

     Section 14. CAPTIONS                                                                           Page 34

     Section 15. GOVERNING LAW -- JURISDICTION                                                      Page 34

     Section 16. PRIOR AGREEMENTS, ETC                                                              Page 35

     Section 17. SUCCESSORS AND ASSIGNS                                                             Page 35

     Section 18. WAIVER OF JURY TRIAL                                                               Page 35

     Section 19. ARBITRATION                                                                        Page 35


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Schedule I     List of Company's Locations

Exhibit "A"    Officer's Certificate

Exhibit "B"    Promissory Note (Revolving Loan) ($30,000,000.00)

Exhibit "C"    Schedule of Exceptions

Exhibit "D"    Guaranty Agreement


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                                CREDIT AGREEMENT

     THE STEAK N SHAKE COMPANY, an Indiana corporation (the "Company"), and FIFTH THIRD BANK, INDIANA (CENTRAL), a national banking association with its principal office in Indianapolis, Indiana (the "Bank"), agree as follows:

     SECTION 1. ACCOUNTING TERMS -- DEFINITIONS. All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with generally accepted accounting principles except as may be otherwise specifically provided in this Agreement. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

     a.   "ADVANCE" means a disbursement of proceeds of the Revolving Loan.

     b. "AGREEMENT" means this Credit Agreement between the Company and the Bank, as it may from time to time be amended.

     c. "APPLICABLE SPREAD" means that number of Basis Points to be taken into account in determining the per annum rate at which the LIBOR-based Rate of interest on the Revolving Loan shall be calculated and which shall be at all times 75 Basis Points.

     d. "AUTHORIZED OFFICER" means the Chief Financial Officer or the Treasurer of the Company or such other officer whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced to the Bank by a certified copy of an appropriate resolution of the Board of Directors of the Company.

     e.   "BASIS POINT" means one one-hundredth of a percent.

     f.   "BANK" is used as defined in the preamble.

     g. "BANKING DAY" means a day on which the principal office of the Bank in the City of Indianapolis, Indiana, is open for the purpose of conducting substantially all of the Bank's business activities.

     h.   "CODE" means the Internal Revenue Code of 1986, as amended.

     i. "COMMITMENT" means the agreement of the Bank to extend the Revolving Loan to the Company until the Revolving Loan Maturity Date, and if the context so requires, the term may also refer to the maximum principal amount which is permitted to be outstanding under the Revolving Loan at any time.

     j.   "COMPANY" is used as defined in the Preamble.

     k. "EBITDA" means earnings before interest, taxes, depreciation, and amortization, all determined in accordance with GAAP.

     l. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     m.   "EVENT OF DEFAULT" means any of the events described in Section 8.

     n. "FUNDED DEBT" means the sum of the following: (i) the aggregate principal amount of all indebtedness for borrowed money, including, without limitation, the aggregate principal amount of all indebtedness for the deferred purchase price of property and services and the aggregate principal amount of all indebtedness created in and arising under all conditional sales and title retention agreements, plus (ii) the aggregate amount of all obligations under all capital leases for which the Company is liable as lessee, plus (iii) the aggregate outstanding principal balance of the Loan at the time of determination,



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          plus (iv) the aggregate outstanding principal balance of the Senior
          Notes at the time of determination, plus (v) all Swaps.

     o. "GAAP" means generally accepted account principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

     p.   "GUARANTOR" and "GUARANTORS" are used as defined in Section 4.

     q.   "GUARANTY" and "GUARANTIES" are used as defined in Section 4.

     r. "HAZARDOUS SUBSTANCE" means any hazardous or toxic substance regulated by any federal, state or local statute or regulation including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

     s. "INTEREST PERIOD" means each consecutive one, two, or three month period for which the Company shall have selected the LIBOR-based Rate, effective as of the first day of each Interest Period and ending on the last day of each Interest Period; provided, that if any Interest Period is selected to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then the Interest Period shall end instead on the last day of such calendar month.

     t.   "LETTER OF CREDIT" is used as defined in Section 2(b).

     u. "LIBOR ADVANCE" means an Advance on which interest accrues at a LIBOR-based Rate.

     v. "LIBOR-BASED RATE" means that per annum rate of interest which is equal to the sum of the Applicable Spread plus the London Interbank Offered Rate.

     w.   "LOAN" means the Revolving Loan.

     x. "LOAN DOCUMENT" means any of this Agreement, the Revolving Note, the Guaranties, all Reimbursement Agreements, and any other instrument or document which evidences or secures the Loan or Letters of Credit, or which expresses an agreement as to terms applicable to the Loan, and in the plural means any two or more of the Loan Documents, as the context requires.

     y. "LONDON BUSINESS DAY" means any day other than a Saturday, Sunday, or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

     z. "LONDON INTERBANK OFFERED RATE" means as to each Interest Period, the offered rate for U.S. Dollar deposits of not less than One Million and 00/100 Dollars ($1,000,000.00) as of 11:00 a.m. City of London,
          England time two (2) London Business Days prior to the first day of each Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on the Telerate System ("Telerate"), page 3750 or page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate or any successor rate reporting system; provided, however, that if such rate is not available on the Telerate then such offered rate shall be otherwise independently determined by the Bank from an alternate, substantially similar independent source available to the Bank or shall be calculated by the Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

     aa.  "NOTE" means the Revolving Note.


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     bb.  "OBLIGATIONS" means all obligations of the Company in favor of the
          Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to: (i) all of such obligations on account of the Loan, including any Advances made pursuant to any extension of the Commitment beyond the initial Revolving Loan Maturity Date or pursuant to any other amendment of this Agreement, (ii) the obligation of the Company to reimburse the Bank in the amount of each drawing made under Letters of Credit and to pay all fees relating thereto as provided herein, and (iii) all other obligations arising under any Loan Document as amended from time to time.

     cc. "OFFICER'S CERTIFICATE" means a certificate in the form attached hereto as EXHIBIT "A" signed by the chief executive officer or the chief financial officer of the Company, confirming that all of the representations and warranties contained in Section 3 of this Agreement are true and correct as of the date of such certificate except as specified therein and with the further exceptions that: (i) the representation contained in Section 3(d) shall be construed so as to refer to the latest financial statements which have been furnished to the Bank as of the date of any Officer's Certificate, (ii) the representations contained in Section 3(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries, whether now owned or hereafter acquired,
          (iii) the representation contained in Section 3(l) shall be deemed to be amended to reflect the existence of any Subsidiary hereafter formed or acquired by the Company with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Company shall have previously given the Bank notice in writing. The Certificate shall further confirm that no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the Certificate or shall describe any such event which shall have occurred and be then continuing and the steps being taken by the Company to correct it.

     dd. "PERSON" means any of an individual, partnership, joint venture, corporation, trust, unincorporated organization, a government or any department or agency thereof.

     ee.  "PLAN" means an employee pension benefit plan as defined in ERISA.

     ff. "PRIME-BASED RATE" means any variable rate at which interest may accrue on all or a portion of the Loan under the terms of this Agreement, which rate is determined by reference to the Prime Rate.

     gg. "PRIME RATE" means the rate of interest per annum established from time to time by the Bank at is principal office in Indianapolis, Indiana, whether or not the Bank shall at times lend to borrowers at lower rates of interest or, if there is no such Prime Rate, then its base rate or such other rate as may be substituted by the Bank for the Prime Rate; provided that in no event shall the Prime Rate exceed the highest rate permitted by law.

     hh. "PRUDENTIAL" means The Prudential Insurance Company of America, its successors, and assigns.

     ii. "PRUDENTIAL AFFILIATE" means any corporation or other entity all of the voting stock or equivalent voting securities or interests of which is owned by Prudential either directly or through another Prudential Affiliate.


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     jj.  "PRUDENTIAL NOTE PURCHASE AGREEMENT" means that certain Note Purchase and Private Shelf Agreement dated as of September, 27, 1995, entered into by and among the Company, Prudential, and each Prudential Affiliate which becomes a party thereto, as amended from time to time.

     kk.  "REIMBURSEMENT AGREEMENT" is used as defined in Section 2(b).

     ll.  "REVOLVING LOAN" is used as defined in Section 2(a)(i) herein.

     mm.  "REVOLVING LOAN MATURITY DATE" means January 30, 2005.

     nn.  "REVOLVING NOTE" is used as defined in Section 2(a)(ii) herein.

     oo. "SCHEDULE OF EXCEPTIONS" means that certain disclosure exhibit attached hereto as EXHIBIT "C."

     pp. "SENIOR NOTE" means any of the Series A Notes, the Series B Notes, the Series C Notes, or the Shelf Notes, issued by the Company and purchased by Prudential or a Prudential Affiliate pursuant to the Prudential Note Purchase Agreement, and in the plural means all of them, collectively.

     qq. "SUBORDINATED DEBT" means indebtedness of the Company which is subordinated to the indebtedness of the Company to the Bank on such terms that such indebtedness is, in the judgment of the Bank, functionally the equivalent of shareholders' equity in relation to the Company's indebtedness to the Bank.

     rr. "SUBSIDIARY" means any corporation, partnership, joint venture or other business entity located in the United States of America or in any other country over which the Company exercises control, provided that it shall be conclusively presumed that the Company exercises control over any such entity fifty-one percent (51%) or more of the equity interest in which is owned by the Company, directly or indirectly.

     ss. "SWAPS" means, with respect to any Person, payment obligations with respect to interest swaps or hedges, currency swaps or hedges and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     tt. "UNMATURED EVENT OF DEFAULT" means any event specified in Section 7 which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

     SECTION 2. THE LOAN. Subject to all of the terms and conditions of this Agreement, the Bank will make the Loan described in this Section to the Company.

     a. THE REVOLVING LOAN. The Bank will make a revolving loan to the Company on the following terms and subject to the following conditions:

          (i) THE COMMITMENT -- USE OF PROCEEDS. From this date and until the Revolving Loan Maturity Date, the Bank agrees to make Advances (collectively, the "Revolving Loan") under a


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               revolving line of credit from time to time to the Company of amounts not exceeding in the aggregate at any time outstanding Thirty Million Dollars ($30,000,000.00) (the "Commitment"). Proceeds of the Revolving Loan may be used by the Company only to fund general corporate purposes.

          (ii) METHOD OF BORROWING. The obligation of the Company to repay the Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") of the Company in the form of EXHIBIT "B" attached hereto. So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Revolving Loan Maturity Date, the Company may borrow, repay (subject to the requirements of Section 2(c)) and reborrow under the Revolving Note on any Banking Day; provided, that no borrowing may cause the principal balance of the Loan to exceed the Commitment or may result in an Event of Default or an Unmatured Event of Default. Each Advance under the Revolving Loan shall be conditioned upon receipt by the Bank from the Company of a written confirmation from an Authorized Officer and, upon the request of the Bank, an Officer's Certificate. The Bank may, at its discretion, make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the Bank by telephone facsimile ("fax") machine, or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "informal requests"). In so doing, the Bank may rely on any informal request which shall have been received by it in good faith from a person reasonably believed to be an Authorized Officer. Each informal request shall be promptly confirmed by a written confirmation from an Authorized Officer and, if the Bank so requires, an Officer's Certificate, and in all events each request for an Advance shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance and that the making of the requested Advance shall not cause the principal balance of the Revolving Loan to exceed the Commitment. All borrowings and reborrowings and all repayments shall be in amounts of not less than One Hundred Thousand Dollars ($100,000.00), except for repayment of the entire principal balance of the Revolving Loan. Upon receipt of a request for an Advance and upon compliance with any other conditions of lending stated in this Section, the Bank shall disburse the amount of the requested Advance to the Company. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed PRIMA FACIE to be correct as to such matters.

          (iii) INTEREST ON THE REVOLVING LOAN. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until maturity of the Revolving Note at a rate per annum equal to the Prime Rate, except that at the option of the Company, exercised from time to time as provided in Section 2(c)(i), interest may accrue prior to maturity on any


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               Advance or on the entire outstanding balance of the Revolving
               Loan as to which no LIBOR-based Rate previously elected remains in effect, at a LIBOR-based Rate for an Interest Period selected by the Company; provided, further, that an election of the LIBOR-based Rate for a period extending beyond the Revolving Loan Maturity Date shall be permitted only at the discretion of the Bank. After maturity, whether on the Revolving Loan Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the Revolving Loan shall bear interest at a per annum rate equal to the Prime Rate plus two percent (2%), except that as to any portion of the Loan for which the Company may have elected the LIBOR-based Rate for a period of time that has not expired at maturity, such portion shall, during the remainder of such period, bear interest at the LIBOR-based Rate then in effect plus two percent (2%) per annum. Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand.

          (iv) UNUSED FEE. The Company shall pay to the Bank a facility or unused fee for each partial or full calendar quarter during which the Commitment is outstanding equal to five and one-half (5.5) Basis Points per annum of the average daily excess of the Commitment over the aggregate outstanding principal balance of the Revolving Loan. For purposes of calculating the unused fee, the aggregate amount available to be drawn under all outstanding Letters of Credit shall be added to the aggregate outstanding principal balance of the Revolving Loan for the same period. Unused fees for each calendar quarter shall be due and payable within ten (10) days following the Bank's submission of a statement of the amount due. Such fees may be debited by the Bank when due to any demand deposit account of the Company carried with the Bank without further authority. Such fees shall be calculated on the basis of a year of 360 days and actual days elapsed.

          (v) PAYMENTS OF PRINCIPAL. The aggregate outstanding principal amount of the Revolving Loan shall be due and payable in full on the Revolving Loan Maturity Date.

     b. STANDBY LETTERS OF CREDIT. At any time that the Company is entitled to an Advance under the Revolving Loan, the Bank shall, upon the application of the Company, issue for the account of the Company, a standby letter of credit (each a "Letter of Credit") in an amount not in excess of the maximum Advance that the Company would then be entitled to obtain under the Revolving Loan; provided, that (i) the total amount of Letters of Credit which are outstanding at any time shall not exceed Ten Million Dollars ($10,000,000.00), (ii) the issuance of any Letter of Credit with a maturity date beyond the Revolving Loan Maturity Date shall be entirely at the discretion of the Bank, (iii) the form of the requested Letter of Credit shall be satisfactory to the Bank in the reasonable exercise of the Bank's discretion; and (iv) the Company shall have executed an application and reimbursement agreement for the Letter of Credit (a "Reimbursement Agreement") in the Bank's standard form. While any Letter of Credit is outstanding, the maximum amount of Advances which may be outstanding under the Revolving Loan shall be reduced by the maximum amount available to be drawn under the Letter of Credit. The Company shall pay the Bank a commission for each Letter of

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          Credit issued calculated at the rate of seventy-five (75) Basis Points per annum of the maximum amount available to be drawn under the Letter of Credit. Such commissions shall be calculated on the basis of a 360 day year and the actual number of days in the period during which the Letter of Credit will be outstanding. The Company shall pay the Bank's standard transaction fees with respect to any transactions occurring on account of any Letter of Credit. Commissions shall be payable when the related Letters of Credit are issued and transaction fees shall be payable upon completion of the transaction as to which they are charged. All such commissions and fees may be debited by the Bank to any deposit account of the Company carried with the Bank without further authority, and in any event, shall be paid by the Company within ten (10) days following billing.

     c. PROVISIONS APPLICABLE TO THE LOAN. The following provisions are applicable to the Loan:

          (i) PROCEDURES FOR ELECTING THE LIBOR-BASED RATE -- CERTAIN EFFECTS OF ELECTION. The LIBOR-based Rate may be elected only in accordance with the following procedures, shall be subject to the following conditions and the election of the LIBOR-based Rate shall have the following consequences in addition to other consequences stated in this Agreement:

               A. The LIBOR-based Rate may be elected only for the Loan or portions of the Loan in a minimum amount of $500,000.00.

               B. The LIBOR-based Rate may not be elected at any time that an Event of Default or Unmatured Event of Default has occurred and is continuing.

               C. The Company may prepay all or any portion of the principal amount of a Loan bearing interest at a LIBOR-based Rate; provided, that if the Company makes any such prepayment other than on the last day of an Interest Period, the Company shall pay all accrued interest on the principal amount prepaid with such prepayment and, on demand, shall reimburse the Bank and hold the Bank harmless from all losses and expenses incurred by the Bank as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though the Bank funded the principal amount prepaid through the purchase of U.S. Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the London Interbank Offered Rate for such Interest Period, whether in fact that is the case or not. The Bank's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.

               D. On any Banking Day, the Company may request a quotation of the LIBOR-based Rate then in effect from the Bank. As soon as possible, and provided that such request is received by the Bank prior to 12:00 noon, Indianapolis, Indiana time, the Bank shall quote such LIBOR-based Rate before 12:00 noon, Indianapolis, Indiana, on the next following Banking Day. The Company shall then have until the end of the Banking Day on which such quotation is given or within such shorter time as the Bank may specify, to exercise its option to elect the LIBOR-based Rate quoted,

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                    subject to all other conditions and limitations stated in
                    this Agreement. The period for which the LIBOR-based Rate is effective shall begin on the second Banking Day following the day on which the quotation is given.

               E. An election of the LIBOR-based Rate may be communicated to the Bank on behalf of the Company only by an Authorized Officer. Such election may be communicated by telephone, or by telephone facsimile (fax) machine or any other form of written electronic communication, or by a writing delivered to the Bank. At the request of the Bank, the Company shall confirm any election in writing and such written confirmation shall be signed by an Authorized Officer. The Bank shall be entitled to rely on any oral or written electronic communication of an election of the LIBOR-based Rate which is received by an appropriate Bank employee from anyone reasonably believed in good faith by such employee to be an Authorized Officer.

               F. The Bank may elect not to quote the LIBOR-based Rate on any day on which the Bank has determined that it is not practical to quote such rate because of the unavailability of sufficient funds to the Bank for appropriate terms at rates approximating the relevant London Interbank Offered Rate, or because of legal or regulatory changes which make it impractical or burdensome for the Bank to lend money at a LIBOR-based Rate.

               G. If, as a result of any regulatory change, the basis of taxation of payments to the Bank of the principal of or any interest on any Loan bearing interest at a LIBOR-based Rate or any other amounts payable hereunder in respect thereof, other than taxes imposed on the overall net income of the Bank, is changed, or any reserve, special deposit, or similar requirement relating to any extensions of credit or other assets of or any deposits with or other liabilities of the Bank are imposed, modified, or deemed applicable, and the Bank reasonably determines that, by reason thereof, the cost to it of making, issuing, or maintaining any Loan at a LIBOR-based Rate is increased by an amount deemed by it to be material, then the Company shall pay promptly upon demand to the Bank such additional amounts as the Bank reasonably determines will compensate for such increased costs; provided, however, that the Company shall not be the only borrower of the Bank that is singled out from a group of similarly situated borrowers of the Bank subject to this type of provision that is requested to remit increased costs. Any determination by the Bank of increased costs of maintaining deposits made pursuant to the provisions of this section shall be final, absent manifest error.

          (ii) CALCULATION OF INTEREST. Interest on a Loan shall be calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

          (iii) MANNER OF PAYMENT - APPLICATION. All payments of principal and interest on the Loan shall be payable at the principal office of the Bank in Indianapolis, Indiana, in funds available for the Bank's immediate use in that city and no payment will be considered to have been made until received in such funds. All payments received on account of the Loan will be applied first to the satisfaction of any interest which is then due and payable, and to principal only after all interest which is due and payable has been satisfied.

          (iv) AUTOMATIC DEBIT. After the occurrence of an Event of Default or an Unmatured Event of Default, the Bank may debit when due all payments of principal and interest due under the terms of this Agreement to any deposit account of the Company carried with the Bank without further authority.

SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Bank to make the Loans, the Company represents and warrants to the Bank that:

a. ORGANIZATION OF THE COMPANY AND ITS SUBSIDIARIES. The Company is a corporation organized, existing and in good standing under the laws of the State of Indiana, and each Subsidiary is a corporation (or, in the case of Steak n Shake, L.P., a limited partnership) duly organized, existing, and in good standing under the laws of the jurisdiction in which it is incorporated or created. The Company and each Subsidiary is qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary, and (ii) failure so to qualify might impair the title of the Company or the respective Subsidiary to material properties or the Company's or the respective Subsidiary's right to enforce material contracts or result in exposure of the Company or the Subsidiary to liability for material penalties in such jurisdiction. No jurisdiction in which the Company or any Subsidiary is not qualified to do business has asserted that the Company or such Subsidiary is required to be qualified therein except as disclosed on the "Schedule of Exceptions" attached hereto as EXHIBIT "C". The principal office of the Company is located at 36 South Pennsylvania Street, Suite 500, Indianapolis, Indiana 46204. The Company does not conduct any material operations or keep any material amounts of property at any other location, except as shown on Schedule I attached hereto. The Company has not done business under any name other than its present corporate name at any time during the six years preceding the date of this Agreement except under the name Consolidated Products, Inc. The exact name under which the Company is incorporated is "The Steak n Shake Company."

b. AUTHORIZATION; NO CONFLICT. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents and the performance by the Company of its obligations under this Agreement and all of the other Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or ByLaws of the Company or of any agreement binding upon the Company or its properties. The execution and delivery of each Guaranty and the performance by the Subsidiaries of their obligations under the Guaranties and all of the other Loan Documents to which they are parties are within the respective Subsidiary's corporate or limited partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership action, as the case may be, have received any required governmental or regulatory agency approvals, and do not and will not contravene or conflict with any provision of law or of the organizational documents or ByLaws or Partnership Agreement of the respective Subsidiary or of any agreement binding upon the respective Subsidiary or its properties.

c. VALIDITY AND BINDING NATURE. This Agreement and all of the other Loan Documents to which it is a party are the legal, valid and binding obligations of the Company and the Subsidiaries, enforceable against the Company and the Subsidiaries in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

d. FINANCIAL STATEMENTS. The Company has delivered to the Bank its audited financial statements as of September 27, 2000, for the fiscal year of the Company then ended and its unaudited financial statements as of September 26, 2001, for the fiscal year then ended. Such statements have been prepared in accordance with generally accepted accounting principles consistently applied except, as to the interim statements, for the absence of a statement of cash flows, footnotes and adjustments normally made at year end which are not material in amount. Such statements present fairly the financial position of the Company as of the dates thereof and the results of its operations for the periods covered and since the date of the latest of such statements there has been no material adverse change in the financial position of the Company or in the results of its operations.

e. LITIGATION AND CONTINGENT LIABILITIES. No litigation, arbitration proceedings or governmental proceedings are pending or threatened against the Company or any Subsidiary which would, if adversely determined, materially and adversely affect its respective financial position or continued operations. Neither the Company nor any Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 3(d) or in the "Schedule of Exceptions" attached hereto as EXHIBIT "C."

f. LIENS. None of the assets of the Company or any Subsidiary is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for liens and security interests described in the exceptions enumerated in Section 6(b).

g. EMPLOYEE BENEFIT PLANS. Each Plan maintained by the Company or any Subsidiary is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and the Company and its Subsidiaries have filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations. No Plan maintained by the Company or any Subsidiary and no trust created under any such Plan has incurred any "accumulated funding deficiency" within the meaning of Section 412(c)(1) of the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits. The Company has no knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan.

h. PAYMENT OF TAXES. The Company and its Subsidiaries have filed all federal, state and local tax returns and tax related reports which the Company and its Subsidiaries are required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

i. INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

j. REGULATION U AND OTHER FEDERAL REGULATIONS. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the consolidated assets of the Company or of any Subsidiary consists of margin stock, within the contemplation of Regulation U, as amended.

k. HAZARDOUS SUBSTANCES. Except as disclosed on the "Schedule of Exceptions" attached hereto as EXHIBIT "C," to the best knowledge of the Company after due inquiry and investigation; (i) there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Company or any Subsidiary; (ii) there are no tanks, drums or other containers of any kind on premises owned or occupied by or under lease to the Company or any Subsidiary, the contents of which are unknown to the Company; (iii) as of the date of this Agreement, no premises owned or occupied by or under lease to the Company or any Subsidiary are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in reportable quantities; (iv) no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises; and (v) as of the date of this Agreement neither the Company nor any Subsidiary is party to, or has been named or threatened to be named a responsible party in connection with, any real property or ground water contaminated or alleged to have been contaminated by Hazardous Substances.

l. SUBSIDIARIES. The only Subsidiaries of the Company as of the date of this Agreement are Consolidated Specialty Restaurants, Inc., an Indiana corporation, SnS Investment Company, an Indiana corporation, Steak n Shake Operations, Inc., an Indiana corporation, Steak n Shake, L.P., an Indiana limited partnership, and SnSTM, Inc., a Delaware corporation.

SECTION 4. GUARANTIES. The Obligations shall be supported by the unconditional guaranty of prompt payment of each of Steak n Shake Operations, Inc., Steak n Shake, L.P., and SnS Investment Company (each a "Guarantor" and collectively, the "Guarantors"), which shall be evidenced by a Guaranty Agreement (each a "Guaranty" and collectively, the "Guaranties") in the form attached hereto as EXHIBIT "D" and appropriately completed for each Guarantor.

SECTION 5. AFFIRMATIVE COVENANTS OF THE COMPANY. Until all Obligations of the Company terminate or are paid and satisfied in full, and so long as the Commitment is outstanding, the Company shall strictly observe the following covenants:

a. CORPORATE EXISTENCE. The Company shall preserve, and cause each Subsidiary to preserve, its corporate or limited partnership existence, as the case may be; provided, that the Bank consents to the dissolution of Consolidated Specialty Restaurants, Inc. upon thirty (30) days' prior written notice to the Bank.

b. REPORTS, CERTIFICATES AND OTHER INFORMATION. The Company shall furnish to the Bank copies of the following financial statements, certificates and other information:

     (i) ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year, consolidated financial statements of the Company and its Subsidiaries for such fiscal year prepared and presented in accordance with generally accepted accounting principles, consistently applied (except for changes in which the independent accountants of the Company concur) in each case setting forth in comparative form corresponding figures for the preceding fiscal year, together with the audit report, unqualified as to scope, of independent certified public accountants approved by the Bank, which approval shall not be unreasonably withheld, together with the management letter, if any, issued by such independent certified public accountants.

     (ii) INTERIM STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, a copy of the consolidated interim financial statements of the Company and its Subsidiaries, consisting at a minimum of:

          A.   the balance sheet as of the end of the quarter, and

          B. a statement of income for the quarter and for the partial or full fiscal year ended as of the end of the quarter,

               all in reasonable detail and accompanied by the written representation of the chief financial officer of the Company that such financial statements have been prepared in accordance with generally accepted accounting principles (except that they need not include a statement of cash flows and footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Company concur) and present fairly the financial position of the Company and the results of its operation as of the dates of such statements and for the fiscal periods then ended.

     (iii) OFFICER'S CERTIFICATE. Contemporaneously with the furnishing of each set of financial statements provided for in Sections 5(b)(i) and 5(b)(ii), an Officer's Certificate.

     (iv) ORDERS. Prompt notice of any orders in any material proceedings to which the Company is a party, issued by any court or regulatory agency, federal or state, and if the Bank should so request, a copy of any such order.

     (v) NOTICE OF DEFAULT OR LITIGATION. Immediately upon learning of the occurrence of an Event of Default or Unmatured Event of Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to the Company, or the occurrence of any event which could have a material adverse effect upon the Company, written notice thereof describing the same and the steps being taken with respect thereto.

     (vi) COMPLIANCE CERTIFICATES. Within forty-five (45) days following the end of each fiscal quarter, a certificate of the Chief Financial Officer or other appropriate officer of the Company demonstrating compliance with the financial covenants stated in Section 5(g). Such certificate shall relate the covenants to the quarter-end figures and shall otherwise be in such form and provide such detail as may be reasonably satisfactory to the Bank.

     (vii) REGISTRATION STATEMENTS AND REPORTS. Promptly upon filing with the Securities and Exchange Commission or any state securities regulatory authority, copies of all registration statements and all periodic and special reports required or permitted to be filed under federal or state securities laws and regulations.

     (viii) OTHER INFORMATION. From time to time such other information concerning the Company as the Bank may reasonably request.

c. BOOKS, RECORDS AND INSPECTIONS. The Company shall maintain and cause each Subsidiary to maintain complete and accurate books and records, and permit access thereto by the Bank for purposes of inspection, copying and audit, and the Company shall permit and cause each Subsidiary to permit the Bank to inspect its properties and operations at all reasonable times.

d. INSURANCE. The Company shall maintain and cause each Subsidiary to maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated. The Company agrees and will cause each Subsidiary to agree, at the Bank's request, to name the Bank as additional insured on any such liability insurance policy and to provide a copy of any such policy to the Bank.

e. TAXES AND LIABILITIES. The Company shall pay and cause each Subsidiary to pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

f. COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS. The Company shall maintain and cause each Subsidiary to maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

g. FINANCIAL COVENANTS. The Company shall observe, on a consolidated basis with the Subsidiaries, each of the following financial covenants:

     (i) MAXIMUM RATIO OF FUNDED DEBT TO EBITDA. For each period of four (4) consecutive fiscal quarters commencing with the period of four (4) consecutive fiscal quarters ending on December 19, 2001, maintain a ratio of Funded Debt to EBITDA not exceeding 1.50 to 1.00.

     (ii) MINIMUM DEBT SERVICE COVERAGE RATIO. For each period of four (4) consecutive fiscal quarters commencing with the period of four (4) consecutive fiscal quarters ending on December 19, 2001, maintain a debt service coverage ratio of not less than 1.20 to 1.00. For purposes of this covenant, the phrase "debt service coverage ratio" means the ratio of: (A) net income plus depreciation expense, plus amortization expense, plus interest expense, minus cash distributions and dividends, to (B) the sum of principal payments made on current maturities of long term debt, including current capital lease payments, plus interest expense, plus capital expenditures made during the period tested, minus net proceeds from sale/leaseback transactions, minus any net increase in the aggregate amount of the Senior Notes outstanding, minus any unfunded availability under the Prudential Note Purchase Agreement.

h. PRIMARY BANKING RELATIONSHIP. The Company shall maintain its primary concentration and deposit accounts with the Bank and cause Steak n Shake Operations, Inc. to maintain is primary and concentration accounts with the Bank.

i. EMPLOYEE BENEFIT PLANS. The Company shall maintain and shall cause any Subsidiary to maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file and shall cause any Subsidiary to file all reports required to be filed pursuant to ERISA, the Code, and such rules and regulations.

j. HAZARDOUS SUBSTANCES. If the Company or any Subsidiary should commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in EXHIBIT "C" attached hereto, the Company shall immediately notify the Bank of the commencement of such activity with respect to each such Hazardous Substance. The Company shall cause and cause any Subsidiary to cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Company or any Subsidiary in reportable quantities to be accounted for and disposed of in compliance with all applicable federal, state and local laws and regulations. The Company shall notify the Bank immediately upon obtaining knowledge that:

     (i) any premises which have at any time been owned or occupied by or have been under lease to the Company or any Subsidiary are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises; or

     (ii) the Company or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

     If the Company or any Subsidiary is notified of any event described at items (i) or (ii) above, the Company shall immediately engage or cause the Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Company or the Subsidiary with respect thereto, and the Bank shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Company, and Company shall immediately establish reserves in the amount of the potential financial liability of the Company or the Subsidiary identified by such environmental consultants or engineers. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Bank, which approval shall not be unreasonably withheld.

SECTION 6. NEGATIVE COVENANTS OF THE COMPANY. Until all Obligations of the Company terminate or are paid and satisfied in full, and so long as the Commitment is outstanding, the Company shall strictly observe the following covenants:

a. OTHER AGREEMENTS. The Company shall not enter into any agreement containing any provision which would be violated or breached in any material respect by the performance by the Company of its obligations under this Agreement and the other Loan Documents.

b. LIENS. The Company shall not create or permit to exist any mortgage, pledge, title retention lien or other lien, encumbrance or security interest (all of which are hereafter referred to in this subsection as a "lien" or "liens") with respect to any property or assets now owned or hereafter acquired by it or any Subsidiary except:

     (i) liens in favor of the Bank created pursuant to the requirements of this Agreement or otherwise;

     (ii) any lien or deposit with any governmental agency required or permitted to qualify the Company or any Subsidiary to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

     (iii) any mechanic's, worker's, repairmen's, carrier's, warehousemen's or other like liens arising in the ordinary course of business for amounts not yet due or for amounts that are not material to the overall financial condition of the Company and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such liens;

     (iv) easements, licenses, minor irregularities in title or minor encumbrances on or over any real property which do not, in the judgment of the Bank, materially detract from the value of such property or its marketability or its usefulness in the business of the Company or such Subsidiary;

     (v) liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

     (vi) liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established; and

     (vii) those specific liens now existing described on the "Schedule of Exceptions" attached hereto as EXHIBIT "C."

c. GUARANTIES. The Company shall not and shall not permit any Subsidiary to be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, except for:

     (i)  guaranties in favor of the Bank;

     (ii) guaranties by endorsement of instruments for deposit made in the ordinary course of business;

     (iii) guaranties given by the Company in conjunction with the sale and leaseback of operating restaurants by Steak n Shake Operations, Inc., Steak n Shake, L.P., or SnS Investment Company; and

     (iv) those specific existing guaranties listed in the "Schedule of Exceptions" attached hereto as EXHIBIT "C."

d. LOANS OR ADVANCES. The Company shall not make or permit to exist and shall not allow any Subsidiary to make or permit to exist any loans or advances to any other person or entity, except for:

     (i) extensions of credit or credit accommodations to customers or vendors made by the Company or any Subsidiary in the ordinary course of its business as now conducted;

     (ii) extensions of credit or credit accommodations to any Subsidiary when made by the Company in the ordinary course of its business as now conducted;

     (iii) reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of the Company or the Subsidiary in the course of discharging their assigned duties; and

     (iv) the specific items listed in the "Schedule of Exceptions" attached hereto as EXHIBIT "C."

e. MERGERS, CONSOLIDATIONS, SALES, ACQUISITION OR FORMATION OF SUBSIDIARIES. The Company shall not be a party to any consolidation or to any merger and shall not purchase the capital stock of or otherwise acquire any equity interest in any other business entity. The Company shall not acquire any material part of the assets of any other business entity, except in the ordinary course of business. The Company shall not sell, transfer, convey or lease all or any material part of its assets, except in the ordinary course of business, or sell or assign with or without recourse any receivables. The Company shall not cause to be created or otherwise acquire any Subsidiaries other than those Subsidiaries in existence as of the date hereof.

f. MARGIN STOCK. The Company shall not use or cause or permit the proceeds of the Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

g. JUDGMENTS. The Company shall not permit and shall not allow any Subsidiary to permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

h. PRINCIPAL OFFICE. The Company shall not change and shall not permit any Subsidiary to change the location of its principal office unless it gives not less than ten (10) days prior written notice of such change to the Bank.

i. HAZARDOUS SUBSTANCES. The Company shall not allow or permit to continue the release or threatened release of any Hazardous Substance on any premises owned or occupied by or under lease to the Company or any Subsidiary.

j. DEBT. The Company shall not incur nor permit to exist any indebtedness for borrowed money except to the Bank and except for indebtedness to Prudential under the Prudential Note Purchase Agreement and those other existing obligations disclosed on the "Schedule of Exceptions" attached hereto as EXHIBIT "C." For purposes of this covenant, the phrase "indebtedness for borrowed money," shall be construed to include capital lease obligations in excess of $3,000,000.00 in the aggregate in any fiscal year of the Company.

SECTION 7. CONDITIONS OF LENDING. The obligation of the Bank to make any Advance or to issue any Letter of Credit shall be subject to fulfillment of each of the following conditions precedent:

a. NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties of the Company contained in Section 3 shall be true and correct as of the date of this Agreement and as of the date of each Advance, except that after the date of this Agreement: (i) the representations contained in Section 3(d) will be construed so as to refer to the latest financial statements furnished to the Bank by the Company pursuant to the requirements of this Agreement, (ii) the representations contained in Section 3(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries, (iii) the representation contained in Section 3(l) will be construed so as to except any Subsidiary which may hereafter be formed or acquired by the Company with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Bank shall previously have been given notice in writing by the Company.

b. DOCUMENTS AND FEES TO BE FURNISHED OR PAID AT CLOSING. The Bank shall have received contemporaneously with the execution of this Agreement, the following, each duly executed, currently dated and in form and substance satisfactory to the Bank:

     (i)  The Revolving Note.

     (ii) The Schedule of Exceptions duly complete by the Company.

     (iii) The Guaranties duly executed by the Guarantors.

     (iv) A certified copy of a Resolution of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Agreement and the other Loan Documents provided for in this Agreement to which the Company is a party.

     (v) A certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to sign this Agreement and the other Loan Documents provided for in this Agreement to which the Company is a party, together with a sample of the true signature of each such officer.

     (vi) A copy of the file-marked Articles of Incorporation of the Company certified as complete and correct as of a recent date by the Secretary of State of Indiana and a copy of the By-Laws of the Company, certified as complete and correct by the Secretary of the Board of Directors of the Company.

     (vii) A currently dated Certificate of Existence of the Company issued by the Secretary of State of Indiana, and a Certificate of Existence of the Company issued by the Secretary of State for each State in which the Company conducts business.

     (viii) A certified copy of a Resolution of the Board of Directors of Steak n Shake Operations, Inc. authorizing the execution, delivery and performance, respectively, of its Guaranty and the other Loan Documents provided for in this Agreement to which Steak n Shake Operations, Inc. is a party.

     (ix) A certificate of the Secretary of the Board of Directors of Steak n Shake Operations, Inc. certifying the names of the officer or officers authorized to sign its Guaranty and the other Loan Documents provided for in this Agreement to which Steak n Shake Operations, Inc. is a party, together with a sample of the true signature of each such officer.

     (x) A copy of the file-marked Articles of Incorporation of Steak n Shake Operations, Inc. certified as complete and correct as of a recent date by the Secretary of State of Indiana and a copy of the By-Laws of Steak n Shake Operations, Inc. certified as complete and correct by the Secretary of the Board of Directors of Steak n Shake Operations, Inc.

     (xi) A currently dated Certificate of Existence of Steak n Shake Operations, Inc. issued by the Secretary of State of Indiana, and a Certificate of Existence of Steak n Shake Operations, Inc. issued by the Secretary of State for each State in which Steak n Shake Operations, Inc. conducts business.

     (xii) A certified copy of a Resolution of the Board of Directors of SnS Investment Company authorizing the execution, delivery and performance, respectively, of its Guaranty and the other Loan Documents provided for in this Agreement to which SnS Investment Company is a party.

     (xiii) A certificate of the Secretary of the Board of Directors of SnS Investment Company certifying the names of the officer or officers authorized to sign its Guaranty and the other Loan Documents provided for in this Agreement to which SnS Investment Company is a party, together with a sample of the true signature of each such officer.

     (xiv) A copy of the file-marked Articles of Incorporation of SnS Investment Company certified as complete and correct as of a recent date by the Secretary of State of Indiana and a copy of the By-Laws of SnS Investment Company certified as complete and correct by the Secretary of the Board of Directors of SnS Investment Company.

     (xv) A currently dated Certificate of Existence of SnS Investment Company issued by the Secretary of State of Indiana, and a Certificate of Existence of SnS Investment Company issued by the Secretary of State for each State in which SnS Investment Company conducts business.

     (xvi) A certified copy of a Resolution of the Board of Directors of the General Partner of Steak n Shake, L.P. authorizing the execution, delivery and performance, respectively, of its Guaranty and the other Loan Documents provided for in this Agreement to which Steak n Shake, L.P. is a party.

     (xvii) A certificate of the Secretary of the Board of Directors of the General Partner of Steak n Shake, L.P. certifying the names of the officer or officers authorized to sign its Guaranty and the other Loan Documents provided for in this Agreement to which Steak n Shake, L.P. is a party, together with a sample of the true signature of each such officer.

     (xviii) A copy of the file-marked Certificate of Limited Partnership of Steak n Shake, L.P. certified as complete and correct as of a recent date by the Secretary of State of Indiana and a copy of the Limited Partnership Agreement of Steak n Shake, L.P. certified as complete and correct by the Secretary of the Board of Directors of the General Partner of Steak n Shake, L.P.

     (xix) A currently dated Certificate of Existence of Steak n Shake, L.P. issued by the Secretary of State of Indiana, and a Certificate of Existence of Steak n Shake, L.P. issued by the Secretary of State for each State in which Steak n Shake, L.P. conducts business.

     (xx) A copy of the file-marked Articles of Incorporation of SnSTM, Inc. certified as complete and correct as of a recent date by the Secretary of State of Delaware and a copy of the By-Laws of SnSTM, Inc. certified as complete and correct by the Secretary of the Board of Directors of SnSTM, Inc.

     (xxi) A currently dated Certificate of Good Standing of SnSTM, Inc. issued by the Secretary of State of Delaware.

     (xxii) The opinion of counsel for the Company and the Guarantors addressed to the Bank to the effect that the representations stated in Sections 3(a), 3(b), 3(c), 3(i), 3 (j) and 3(l) are correct. Such opinion shall be in such form as may be reasonably acceptable to the Bank.

     (xxiii) Certificates evidencing the existence of all insurance required under the terms of this Agreement or any other Loan Documents.

     (xxiv) The results of UCC lien searches for each of the Company and its Subsidiaries in all jurisdictions in which they own any assets showing no liens of record.

     (xxv) Such other documents as the Bank may reasonably require.

     (xxvi) Payment of the fees of legal counsel for the Bank incurred in connection with the drafting, negotiation, and execution of this Agreement and the other Loan Documents which shall be the sole responsibility of the Company.

SECTION 8. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

a. NONPAYMENT OF THE LOAN OR TO REIMBURSE FOR LETTERS OF CREDIT. Default in the payment when due of any amount payable under the terms of the Note or otherwise payable to the Bank or any other holder of the Note under the terms of this Agreement or to promptly reimburse the Bank in the amount of any drawing under a Letter of Credit as required under the applicable Reimbursement Agreement.

b. NONPAYMENT OF OTHER INDEBTEDNESS FOR BORROWED MONEY. Default by the Company or any Subsidiary in the payment when due, whether by acceleration or otherwise, of any other material indebtedness for borrowed money, or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of such other indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its scheduled maturity, unless the Company or the affected Subsidiary is contesting the existence of such default in good faith and by appropriate proceedings.

c. OTHER MATERIAL OBLIGATIONS. Subject to the expiration of any applicable grace period, default by the Company in the payment when due, or in the performance or observance of any material obligation of, or condition agreed to by the Company or any Subsidiary with respect to any material purchase or lease of goods, securities or services except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

d. BANKRUPTCY, INSOLVENCY, ETC. The Company or any Subsidiary admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against the Company or any Subsidiary; or the Company or any Subsidiary applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Company or such Subsidiary or any property thereof, or the Company or any Subsidiary making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Company or any Subsidiary or for a substantial part of its property and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against the Company or any Subsidiary, and, if involuntary, being consented to or acquiesced in by the Company or such Subsidiary or remaining for sixty (60) days undismissed.

e. WARRANTIES AND REPRESENTATIONS. Any warranty or representation made by the Company in this Agreement proving to have been false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company to the Bank proving to have been false or misleading in any material respect when made or delivered.

f. VIOLATIONS OF NEGATIVE AND FINANCIAL COVENANTS. Failure by the Company to comply with or perform any covenant stated in Section 5(g) or Section 6 of this Agreement.

g. NONCOMPLIANCE WITH OTHER PROVISIONS OF THIS AGREEMENT. Failure of the Company to comply with or perform any covenant or other provision of this Agreement or any Loan Document or to perform any other Obligation (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 8) and continuance of such failure for thirty
     (30) days after notice thereof to the Company from the Bank.

SECTION 9. EFFECT OF EVENT OF DEFAULT. If any Event of Default described in
Section 8(d) shall occur, maturity of the Loan shall immediately be accelerated and the Note and the Loan evidenced thereby, and all other indebtedness and any other payment Obligations of the Company to the Bank shall become immediately due and payable, and the Commitment and any further obligation to issue Letters of Credit shall immediately terminate, all without notice of any kind. When any other Event of Default has occurred and is continuing, the Bank or any other holder of the Note may accelerate payment of the Loan and declare the Note and all other payment Obligations due and payable, whereupon maturity of the Loan shall be accelerated and the Note and the Loan evidenced thereby, and all other payment Obligations shall become immediately due and payable and the Commitment and any further obligation to issue Letters of Credit shall immediately terminate, all without notice of any kind. The Bank or such other holder shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Upon the occurrence of any Event of Default, in addition to the remedies heretofore provided, the Bank may require that the Company deposit with the Bank the undrawn amount of each issued and outstanding Letter of Credit, which deposited amount the Bank shall apply to reimburse itself in the amount thereafter drawn under such outstanding Letters of Credit, with any amounts remaining thereafter applied to the payment of such remaining Obligations as the Bank in its sole discretion may determine. The remedies of the Bank specified in this Agreement or in any other Loan Document shall not be exclusive, and the Bank may avail itself of any other remedies provided by law as well as any equitable remedies available to the Bank.

SECTION 10. WAIVER -- AMENDMENTS. No delay on the part of the Bank, or any holder of the Notes in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to any of the provisions of this Agreement or the other Loan Documents or otherwise of the Obligations shall be effective unless such amendment, modification, waiver or consent is in writing and signed by the Bank.

SECTION 11. NOTICES. Any notice given under or with respect to this Agreement to the Company or the Bank shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Company or the Bank (or other holder of the Notes) at its address shown below, or at such other address as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose. The addresses referred to are as follows:

     As to the Company:  The Steak n Shake Company
                         36 south Pennsylvania Street, Suite 500
                         Indianapolis, Indiana 46204
                         Attention: James W. Bear, Senior Vice President
                           and Chief Financial Officer

                         Telephone: (317) 633-4100

                         with copy to:  Mary E. Ham, Vice President, Secretary
                                          and General Counsel
                                        The Steak n Shake Company
                                        36 South Pennsylvania Street
                                        Indianapolis, Indiana 46204
                                        Telephone: (317) 633-4100

     As to the Bank:     Fifth Third Bank, Indiana (Central)
                         251 North Illinois, Suite 1000
                         Indianapolis, Indiana 46204
                         Attention: Andrew M. Cardimen, Vice President
                         Telephone: (317) 383-2440

                         with copy to:  Madalyn S. Kinsey, Esquire
                                        Kroger, Gardis & Regas, L.L.P.
                                        Bank One Center/Circle, Suite 900
                                        111 Monument Circle
                                        Indianapolis, Indiana 46204-5175
                                        Telephone: (317) 264-6836 Ext. 926

SECTION 12. COSTS, EXPENSES AND TAXES. The Company shall pay or reimburse the Bank on demand for all reasonable out-of-pocket costs and expenses of the Bank including reasonable attorneys' fees and legal expenses incurred by it in connection with the drafting, negotiation, execution, and delivery of this Agreement and the other Loan Documents, and in connection with the enforcement, or restructuring in the nature of a workout, of this Agreement or any other Loan Document. The Company shall also reimburse the Bank for expenses incurred by the Bank in connection with any audit of the books and records or physical assets of the Company conducted pursuant to any right granted to the Bank under the terms of this Agreement or any other Loan Document. Such reimbursement shall include, without limitation, reimbursement of the Bank for its overhead expenses reasonably allocated to such audits. In addition, the Company shall pay or reimburse the Bank for all expenses incurred by the Bank in connection with the perfection of any security interests or mortgage liens granted to the Bank by the Company and for any stamp or similar documentary or transaction taxes which may be payable in connection with the execution or delivery of this Agreement or any other Loan Document or in connection with any other instruments or documents provided for herein or delivered or required in connection herewith including, without limitation, expenses incident to any lien or title search or title insurance commitment or policy. All obligations provided for in this Section shall survive termination of this Agreement.

SECTION 13. SEVERABILITY. If any provision of this Agreement or any other Loan Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Document and the remaining provisions shall be enforceable in accordance with their terms.

SECTION 14. CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 15. GOVERNING LAW -- JURISDICTION. Except as may otherwise be expressly provided in any other Loan Document, this Agreement and all other Loan Documents are made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. The Company consents to the jurisdiction of any state or federal court located within Marion County, Indiana, and waives personal service of any and all process upon the Company. All service of process may be made by messenger, by certified mail, return receipt requested, or by registered mail directed to the Company at the address stated in Section 11. The Company waives any objection which the Company may have to any proceeding commenced in a federal or state court located within Marion County, Indiana, based upon improper venue or FORUM NON CONVENIENS. Nothing contained in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law.

SECTION 16. PRIOR AGREEMENTS, ETC. This Agreement supersedes all previous agreements and commitments made by the Bank and the Company with respect to the Loans and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by the Bank.

SECTION 17. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the Company and the Bank and their respective successors and assigns, provided that the Company's rights under this Agreement shall not be assignable without the prior written consent of the Bank.

SECTION 18. WAIVER OF JURY TRIAL. THE COMPANY AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ( WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE COMPANY AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS AGREEMENT.

SECTION 19. ARBITRATION. BANK AND THE COMPANY AGREE THAT UPON THE WRITTEN DEMAND OF EITHER PARTY, WHETHER MADE BEFORE OR AFTER THE INSTITUTION OF ANY LEGAL PROCEEDINGS, BUT PRIOR TO THE RENDERING OF ANY JUDGMENT IN THAT PROCEEDING, ALL DISPUTES, CLAIMS AND CONTROVERSIES BETWEEN THEM, WHETHER INDIVIDUAL, JOINT, OR CLASS IN NATURE, ARISING FROM THIS AGREEMENT, OR ANY LOAN DOCUMENT OR OTHERWISE, INCLUDING WITHOUT LIMITATION CONTRACT AND TORT DISPUTES, SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). ANY ARBITRATION PROCEEDING HELD PURSUANT TO THIS ARBITRATION PROVISION SHALL BE CONDUCTED IN THE CITY NEAREST THE COMPANY'S ADDRESS HAVING AN AAA REGIONAL OFFICE, OR AT ANY OTHER PLACE SELECTED BY MUTUAL AGREEMENT OF THE PARTIES. NO ACT TO TAKE OR DISPOSE OF ANY COLLATERAL SHALL CONSTITUTE A WAIVER OF THIS ARBITRATION AGREEMENT OR BE PROHIBITED BY THIS ARBITRATION AGREEMENT.

THIS ARBITRATION PROVISION SHALL NOT LIMIT THE RIGHT OF EITHER PARTY DURING ANY DISPUTE TO SEEK, USE, AND EMPLOY ANCILLARY OR PRELIMINARY RIGHTS AND/OR

REMEDIES, JUDICIAL OR OTHERWISE, FOR THE PURPOSES OF REALIZING UPON, PRESERVING, PROTECTING, FORECLOSING UPON OR PROCEEDING UNDER FORCIBLE ENTRY AND DETAINER FOR POSSESSION OF ANY REAL OR PERSONAL PROPERTY, AND ANY SUCH ACTION SHALL NOT BE DEEMED AN ELECTION OF REMEDIES. SUCH REMEDIES INCLUDE, WITHOUT LIMITATION, OBTAINING INJUNCTIVE RELIEF OR A TEMPORARY RESTRAINING ORDER, INVOKING A POWER OF SALE UNDER ANY DEED OF TRUST OR MORTGAGE; OBTAINING A WRIT OF ATTACHMENT OR IMPOSITION OF A RECEIVERSHIP; OR EXERCISING ANY RIGHTS RELATING TO PERSONAL PROPERTY, INCLUDING EXERCISING THE RIGHT OF SETOFF, OR TAKING OR DISPOSING OF SUCH PROPERTY WITH OR WITHOUT JUDICIAL PROCESS PURSUANT TO THE UNIFORM COMMERCIAL CODE. ANY DISPUTES, CLAIMS, OR CONTROVERSIES CONCERNING THE LAWFULNESS OR REASONABLENESS OF ANY ACT, OR EXERCISE OF ANY RIGHT OR REMEDY, CONCERNING ANY COLLATERAL, INCLUDING ANY CLAIM TO RESCIND, REFORM, OR OTHERWISE MODIFY ANY AGREEMENT RELATING TO THE COLLATERAL, SHALL ALSO BE ARBITRATED; PROVIDED, HOWEVER THAT NO ARBITRATOR SHALL HAVE THE RIGHT OR THE POWER TO ENJOIN OR RESTRAIN ANY ACT OF ANY PARTY. JUDGMENT UPON ANY AWARD RENDERED BY ANY ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE STATUTE OF LIMITATIONS, ESTOPPEL, WAIVER, LACHES AND SIMILAR DOCTRINES WHICH WOULD OTHERWISE BE APPLICABLE IN AN ACTION BROUGHT BY A PARTY SHALL BE APPLICABLE IN ANY ARBITRATION PROCEEDING, AND THE COMMENCEMENT OF AN ARBITRATION PROCEEDING SHALL BE DEEMED THE COMMENCEMENT OF ANY ACTION FOR THESE PURPOSE. THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE) SHALL APPLY TO THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS ARBITRATION PROVISION.

Dated as of November 16, 2001.

                              THE STEAK N SHAKE COMPANY, an Indiana corporation

                              By:
                                   ---------------------------------------------
                                   James W. Bear, Senior Vice President and
                                   Chief Financial Officer

                              FIFTH THIRD BANK, INDIANA (CENTRAL), a national banking association

                              By:
                                   ---------------------------------------------
                                   Andrew M. Cardimen, Vice President

                              SCHEDULE OF EXHIBITS

Schedule I     -    List of Locations

Exhibit "A"    -    Officer's Certificate

Exhibit "B"    -    Promissory Note (Revolving Loan)($30,000,000.00)

Exhibit "C"    -    Schedule of Exceptions

Exhibit "D"    -    Guaranty Agreement

SCHEDULE I

LIST OF LOCATIONS

003 614 West Raab Road, Normal, IL 61761
005 1248 West Washington Street, East Peoria, IL 61611
006 920 South Main Street, Forsythe, IL 62535
007 2250 South Mount Zion Road, Decatur, IL 62527
011 1709 South Neil Street, Champaign, IL 61820
014 521 West Main Street, Peoria, IL 61606
015 3229 North University, Peoria, IL 61604
016 1066 North Henderson Street, Galesburg, IL 61401
017 3205 Court Street, Pekin, IL 61554
020 1330 East Pershing, Decatur, IL 62526
021 7715 North University, Peoria, IL 61614
023 3810 West Washington Street, Indianapolis, IN 46241
024 5360 North Keystone Avenue, Indianapolis, IN 46220
025 2935 South Madison Avenue, Indianapolis, IN 46225
029 7230 Woodland Drive, Indianapolis, IN 46278
030 8601 Pendleton Pike, Indianapolis, IN 46226
031 7930 East Washington Street, Indianapolis, IN 46219
032 7960 US 31 South, Indianapolis, IN 46227
033 5635 West 38th Street, Indianapolis, IN 46254
034 635 East Carmel Drive, Carmel, IN 46032
035 6360 East 82nd Street, Indianapolis, IN 46250
036 1501 East 86th Street, Indianapolis, IN 46240
038 1104 Brentwood, St. Louis, MO 63117
044 9550 Natural Bridge Road, St. Louis, MO 63134
045 3549 North Lindbergh, St. Louis, MO 63074
047 12895 New Halls Ferry, Florissant, MO 63033
048 2221 First Capitol Drive, St. Charles, MO 63302
049 10459 Page Avenue, St. Louis, MO 63132
050 11035 Bellefontaine Road, St. Louis, MO 63138
051 80 Homer Adams Boulevard, Alton, IL 62002
052 12607 Dorsett Road, Maryland Heights, MO 63043
053 4298 Chippewa Street, St. Louis, MO 63116
054 6622 Chippewa Street, St. Louis, MO 63109
055 7350 Gravois Avenue, St. Louis, MO 63116
056 1253 Hampton Avenue, St. Louis, MO 63139
057 9860 Manchester Road, St. Louis, MO 63119
059 1300 Lemay Ferry Road, St. Louis, MO 63127
060 5828 South Lindbergh, St. Louis, MO 63123
061 8609 Watson Road, St. Louis, MO 63119
064 13849 Manchester Road, St. Louis, MO 63011
065 7310 South Lindbergh Boulevard, St. Louis, MO 63125
066 7606 Manchester Road, St. Louis, MO 63143
067 4320 West Main Street, Belleville, IL 62223
068 10860 Lincoln Trail, Fairview Heights, IL 62208
070 1000 International Speedway, Daytona Beach, FL 32114
072 818 South Orlando Avenue, Winter Park, FL 32789
073 2820 East Colonial Drive, Orlando, FL 32803
076 2315 South Dale Mabry Highway, Tampa, FL 33609

077 819 East Memorial Boulevard, Lakeland, FL 33801
080 1610 SW 13th Street, Gainesville, FL 32601
082 1450 East Fowler Avenue, Tampa, FL 33612
084 106 Cortez Road, East, Bradenton, FL 34203
094 9770 Montgomery Road, Cincinnati, OH 45242
098 11470 Princeton Pike, Cincinnati, OH 45246
126 5917 East Hillsborough Avenue, Tampa, FL 33610
127 13426 Olive Boulevard, Chesterfield, MO 63017
142 5827 East 71st Street, Indianapolis, IN 46220
144 3201 North Vermilion, Danville, IL 61832
145 3615 South Reed Road, Kokomo, IN 46902
146 295 East Altamonte Drive, Altamonte Springs, FL 32701
147 443 North Semoran Boulevard, Winter Park, FL 32789
148 2 North Sagamore Parkway, Lafayette, IN 47904
149 1402 West Brandon Boulevard, Brandon, FL 33511
151 809 Havendale Boulevard, Winter Haven, FL 33880
153 10220 West Florissant, Dellwood, MO 63136
154 3064 Crossroads, Arnold, MO 63010
159 8640 North Michigan Road, Indianapolis, IN 46268
160 1523 South Kirkwood, St. Louis, MO 63127
162 325 South Veterans Parkway, Normal, IL 61761
163 408 South Gilbert Street, Danville, IL 61832
164 4501 South Emerson Avenue, Indianapolis, IN 46203
165 3350 N. Morrison Road, Muncie, IN 47304
166 300 South College Mall Road, Bloomington, IN 47401
167 999 Veteran's Boulevard, Festus, MO 63028
168 3909 Mexico Road, St. Charles, MO 63376
169 606 North Bluff, Collinsville, IL 62234
170 1211 Keller Drive, Effingham, IL 62401
171 1305 Locke Road, Bourbonnais, IL 60914
172 130 North 44th Street, Mt. Vernon, IL 62864
173 5303 Coldwater Road, Ft. Wayne, IN 46825
174 2775 Herman Darlage Drive, Columbus, IN 47201
175 76 South Highway Drive, Fenton, MO 63088
176 12490 St. Charles Road, Bridgeton, MO 63044
177 7700 South Orange Blossom Trail, Orlando, FL 32809
178 7510 West 63rd Street, Overland Park, KS 66202
179 13621 East 40th Highway, Independence, MO 64055
201 2724 West DeYoung Street, Marion, IL 62959
202 5131 Hinkleville Road, Paducah, KY 42001
203 2900 South Third Street, Terre Haute, IN 47802
204 2010 North Prospect Avenue, Champaign, IL 61821
205 1365 East Main Street, Carbondale, IL 62901
206 5036 North Big Hollow, Peoria, IL 61615
207 201.2 South Larkin Avenue, Joliet, IL 60436
208 1802 South Veterans Parkway, Bloomington, IL 61701
210 2675 Plainfield Road, Joliet, IL 60435
211 2009 North Kenyon Road, Urbana, IL 61802
212 1400 Broadway East, Mattoon, IL 61938
213 10001 Wylie Drive, Bloomington, IL 61704
214 4240 Venture Drive, Peru, IL 61354
215 5229 Elmore Avenue, Davenport, IA 52808

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216 3821 41st Avenue, Moline, IL 61265
217 312 North U.S. 41, Schererville, IN 46375
218 2380 Sycamore, DeKalb, IL 60115
219 16110 Harlem Avenue, Tinley Park, IL 60477
220 7561 East State Street, Rockford, IL 61108
221 290 Randall Road, Elgin, IL 60123
222 1919 North College Avenue, Bloomington, IN 47404
223 6243 West Washington Street, Indianapolis, IN 46241
224 14909 US 31 North, Carmel, IN 46032
225 1315 Ireland Road, South Bend, IN 46614
226 5415 Grape Road, Mishawaka, IN 46545
227 7485 Foltz Drive, Florence, KY 41042
228 3250 Cassopolis Street, Elkhart, IN 46514
229 5825 Scatterfield Road, Anderson, IN 46013
230 6019 Illinois Road, Ft. Wayne, IN 46804
231 247 West Smith Valley Road, Greenwood, IN 46142
232 1917 Pipestone Road, Benton Harbor, MI 49022
233 10701 East Washington Street, Indianapolis, IN 46229
234 2288 North Park Drive, Holland, MI 49423
235 5901 National Road, Richmond, IN 47374
236 5809 Franklin Road, Michigan City, IN 46360
237 1185 Gravois Road, Fenton, MO 63026
238 5885 Suemandy Drive, St. Peters, MO 63376
239 2382 Troy Road, Edwardsville, IL 62025
240 16051 Manchester Road, Ellisville, MO 63011
241 5990 Beckley Road, Battle Creek, MI 49017
242 2101 Liberty Drive, Bloomington, IN 47403
243 103 North SR 135, Greenwood, IN 46142
244 518 Essex Drive, Kokomo, IN 46901
245 3170 Town Boulevard, Middletown, OH 45044
246 2655 Airport Road, Jackson, MI 49201
247 4025 Elkhart Road, Goshen, IN 46526
248 5342 South Westnedge Avenue, Portage, MI 49008
249 4310 Southport Crossing Drive, Indianapolis, IN 46237
250 831 Clepper Lane, Cincinnati, OH 45245
251 6208 Cambridge Way, Plainfield, IN 46168
252 5308 Fields Ertel Road, Cincinnati, OH 45249
253 3226 Telegraph Road, St. Louis, MO 63125
254 1640 East Tipton Street, Seymour, IN 47274
255 2403 North Post Drive, Indianapolis, IN 46219
256 1460 Jungerman Road, St. Peters, MO 63376
257 7876 Tylersville Square Drive, West Chester, OH 45045
258 101 West Maryland Street, Indianapolis, IN 46225
259 3488 Alpine Avenue, NW, Walker, MI 49544
260 1779 West Main Street, Troy, OH 45373
261 8157 East 96th Street, Indianapolis, IN 46256
262 2998 Highway K, O'Fallon, MO 63366
263 681 Sycamore Street, Sullivan, MO 63080
264 10625 East US 36, Avon, IN 46123
265 1485 West Main Street, Hamilton, OH 45013
266 200 Meijer Way, Lafayette, IN 47904
267 8311 Old Troy Pike, Huber Heights, OH 45424

268 1236 West SR 32, Lebanon, IN 46052
269 2856 Center Drive, Beavercreek Towne Center, Fairborn, OH 45324 270 3509 Highway 98 North, Lakeland, FL 33809
271 3800 SW College Road, Ocala, FL 34474
272 4325 West Lake Mary Boulevard, Lake Mary, FL 32746
273 120 Williamson Boulevard, Ormond Beach, FL 32174
274 768 East State Road 44, Wildwood, FL 34785
275 1651 West New Haven Avenue, West Melbourne, FL 32909
276 790 Merritt Island Causeway, Merritt Island, FL 32952
277 8115 Red Bug Lake Road, Oviedo, FL 32765
278 40 Town Center Circle, Sanford, FL 32771
279 927 Saxon Boulevard, Orange City, FL 32763
280 7101 West Colonial Boulevard, Orlando, FL 32818
281 12163 South Apopka Vineland Road, Orlando, FL 32836
282 1 Cypress Edge Drive, Palm Coast, FL 32137
283 4500 South Highway 17-92, Casselberry, FL 32707
284 10555 Ulmerton Road, Largo, FL 33771
285 4313 West Vine Street, Kissimmee, FL 34726
286 2700 South Semoran Boulevard, Orlando, FL 32822
288 11306 Causeway Boulevard, Brandon, FL 33511
289 18627 US 19, Clearwater, FL 33764
290 2624 South Western Avenue, Marion, IN 46953
291 6050 Howdershell Road, Hazelwood, MO 63042
292 1567 West Fifth Street, Eureka, MO 63025
293 5371 West Main Street, Kalamazoo, MI 49009
294 1080 El Jobean Road, Port Charlotte, FL 33948
295 6380 Wilmington Pike, Bellbrook, OH 45459
297 14646 Manchester Road, Ballwin, MO 63011
298 109 Regency Park, O'Fallon, IL 62269
301 8420 Springboro Road, Miamisburg, OH 45342
302 4360 Kenowa Boulevard, Grandville, MI 49418
303 5477 Clyde Park Avenue, Wyoming, MI 49509
304 9116 US 19 North, Port Richey, FL 34668
305 1681 Wells Road, Orange Park, FL 32073
306 4305 Commercial Way, Spring Hill, FL 34606
307 4480 Park Street, St. Petersburg, FL 33709
308 1620 North SR 59, Naperville, IL 60563
310 9560 Regency Square Blvd. N, Jacksonville, FL 32225
311 1825 Barrington Road, Hoffman Estates, IL 60194
312 2819 C Wilma Rudolph Boulevard, Clarksville, TN 37043
313 719 Myatt Drive, Madison, TN 37115
314 2490 SR 580, Clearwater, FL 33761
315 5401 Meijer Drive, Ft. Wayne, IN 46835
316 12035 East Colonial, Orlando, FL 32826
317 275 East Army Trail Road, Glendale Heights, IL 60139
318 1251 Strongbow Center Drive, Valparaiso, IN 46383
319 2000 North Carothers Road, Franklin, TN 37067
320 9150 North Main Street, Englewood, OH 45415
321 4550 28th Street, SE, Kentwood, MI 49505
322 4333 Fox Valley Center Drive, Aurora, IL 60504
324 14965 Old Hickory Boulevard, Nashville, TN 37211
325 5000 B Old Hickory Boulevard, Hermitage, TN 37076
326 2600 NW Federal Highway, Stuart, FL 34994
327 1100 Evansway Court, Columbus, OH 43228
329 6070 Gurnee Mills Circle East, Gurnee Mills, IL 60031
331 4297 Cattlemen Road, Sarasota, FL 34232
332 10650 US Highway 441, Leesburg, FL 34788
333 10181 Colerain Avenue, Cincinnati, OH 45251
334 2001 Colby Taylor Drive, Richmond, KY 40476
335 3906 South Florida Avenue, Lakeland, FL 33813

336 335 Leonardwood Drive, Frankfort, KY 40602
337 3505 29th. Avenue S.W., Cedar Rapids, IA 52404
338 1940 94th Court, Vero Beach, FL 32966
339 2100 Richmond Road, McHenry, IL 60050
340 720 West 81st Street, Merrillville, IN 46410
341 3714 SW 42nd Street, Gainesville, FL 32608
342 16902 Clover Road, Noblesville, IN 46060
343 4120 Ellsworth Road, Ypsilanti, MI 48197
344 211 North Randall Road, Lake in the Hills, IL 60102
346 1851 Newman Road, Okemos, MI 48864
347 1520 Ogden Avenue, Downer's Grove, IL 60515
349 3111 South Neider Road, Lawrence, KS 66047
350 8101 Dr. Martin Luther King, St. Petersburg, FL 33702
351 4429 Old Union Road, Tifton, GA 31794
352 980 North St. Augustine Road, Valdosta, GA 31603
353 718 North Westover Road, Albany, GA 31705
354 3394 Capitol Circle, NE, Tallahassee, FL 32308
355 1401 Capitol Circle, NW, Tallahassee, FL 32304
356 2999 Watson Boulevard, Warner Robbins, GA 31099
357 155 Tom Hill Senior Boulevard, Macon, GA 31210
358 1601 Bradley Park Drive, Columbus, GA 31904
359 800 SW Clark Lane, Blue Springs, MO 64015
360 304 SE M-291, Lee's Summit, MO 64063
361 1760 US Highway 1, South, St. Augustine, FL 32084
362 2441 South Hamilton Road, Columbus, OH 43232
363 1410 Flammang, Waterloo, IA 50702
364 10421 Touhy Avenue, Rosemont, IL 60018
365 2806 Commerce Drive, Coralville, IA 52241
366 540 Edgewood Boulevard, Lansing, MI 48911
367 6200 Lake Worth Road, Greenacres, FL 33463
368 115 Stander Avenue, Mansfield, OH 44903
369 3012 Deerfield Road, Janesville, WI 53545
370 9500 NE Barry Road, Kansas City, MO 64157
371 5500 Durand Avenue, Racine, WI 53401
374 2001 Zeier Road, Madison, WI 53707
375 1832 Alysheba Way, Lexington, KY 40509
376 201 East Euclid Avenue, Mt. Prospect, IL 60056
377 1780 Hill Road North, Pickerington, OH 43147
378 5426 Target Drive, Nashville, TN 37013
379 13800 Lakeside Circle, Sterling Heights, MI 48313
380 2091 Old Fort Parkway, Murfreesboro, TN 37129
382 3000 West Boynton Road, Boynton Beach, FL 33436
383 5488 Cleveland Avenue, Columbus, OH 43231
384 16203 North Dale Mabry Highway, Tampa, FL 33624

386 4047 Morse Crossing, Columbus, OH 43219
387 4620 Milan Road, Sandusky, OH 44870
388 12541 W. Sunrise Blvd., Sunrise, FL 33323
389 3115 East Hammons Boulevard, Joplin, MO 64804
390 811 South Caraway, Jonesboro, AR 72401
391 5021 Warden Road, North Little Rock, AR 72116
392 5995 Sawmill Road, Columbus, OH 43017
395 2057 Airport Boulevard, Pensacola, FL 32505
396 1684 Home Avenue, Akron, OH 44310
397 1700 Georgesville Sq Dr, Columbus, OH 43228
398 5960 East Main Street, Columbus, OH 43213
399 1881 Polaris Parkway, Columbus, OH 43240
401 1918 North High Street, Columbus, OH 43210
402 10330 Cascade Crossing, Brooklyn, OH 44144
403 17200 South Middlebelt Road, Livonia, MI 48152
404 4000 Medina Road (Suite 200), Copley, OH 44333
405 2200 Mall Drive, East, Waterford, MI 48329
406 5395 Monroe Street, Toledo, OH 43623
407 6075 Emerald Parkway, Columbus, OH 43016
411 9431 Phillips Highway, Jacksonville, FL 32256
412 1721 NE Pine Island Road, Cape Coral, FL 33909
413 3420 Mercer University Drive, Macon, GA 31204
414 3635 Data Point Court, Columbus, OH 43221
415 12209 South Strang Line Road, Olathe, KS 66062
416 6880 Ridge Road, Parma, OH 44129
418 1700.1 Broad Avenue, Findlay, OH 45840
419 3892 Baldwin Road, Auburn Hills, MI 48326
420 450 Mt. Zion Road, Florence, KY 41042
421 2141 South Reynolds Road, Toledo, OH 43614
424 1680 S. Orange Blossom Trail, Apopka, FL 32703
425 9530 Diamond Center Drive, Mentor, OH 44060
426 6737 Darter Court, Ft. Pierce, FL 34945
427 1095 Highway 28, Milford, OH 45150
428 135 North Naperville Road, Bolingbrook, IL 60440
429 1233 Omniplex Drive, Forest Park, OH 45240
430 2081 Marion-Mt. Gilead Road, Marion, OH 43302
431 500 East Emory Road, Powell, TN 37849
432 7811 Kingston Pike, Knoxville, TN 37922
433 13133 South Orange Blossom Trail, Orlando, FL 32837
434 1901 McKee Street, Batavia, IL 60510
435 3125 Government Boulevard, Mobile, AL 36606
437 5180 NE 24th Street, Ocala, FL 34471
438 23350 Allen Road, Woodhaven, MI 48183
439 4094 Pearl Rd., Medina, OH 44256
440 1741 Bechtle Road, Springfield, OH 45504
441 914 Zane Street, Zanesville, OH 43701
443 5300 Abbe Road, Elyria, OH 44035
444 861 Eads Parkway, Lawrenceburg, IN 47025
445 6836 Atlanta Highway, Montgomery, AL 36117
446 3835 Race Road, Cincinnati, OH 45211
447 1125 Interstate Drive, Cookeville, TN 38501
448 51170 Gratiot Avenue, Chesterfield, MI 48051

449 12921 Sheldon Road, Tampa, FL 33625
450 1134 Pearce Boulevard, Wentzville, MO 63385
451 655 Schillinger Road, South, Mobile, AL 36695
454 3354 Montgomery Hwy, Dothan, AL 36303
455 1415 SW Wanamaker Road, Topeka, KS 66604
459 1487 Victor Road, Lancaster, OH 43130
460 3165 Elida Road, Lima, OH 45805
461 3960 East Boulevard Service Rd., Montgomery, AL 36117
462 17509 N. Palms Village Place, Tampa, FL 33602
463 2313 Cobbs Ford Road, Prattville, AL 36066
466 170 S.W. Commerce Blvd., Lake City, FL 32025
469 2720 Spring Avenue, SW, Decatur, AL 35603
471 320 W. North Avenue, West Chicago, IL 60185
472 3615 N. Ridge East, Ashtabula, OH 44004
477 2005 August Drive, Ontario, OH 44906
478 17312 Chesterfield Airport Rd., Chesterfield, MO 63005
479 8701 SW 157th Avenue, Miami, FL 33193
480 499 Congaree Rd., Greenville, SC 29607
481 4666 Dressler Rd., NW, Canton, OH 44718
482 889 North Bridge Street, Chillicothe, OH 45601
486 340 Columbiana Drive, Columbia, SC 29212
489 6786 Applewood Blvd., Boardman, OH 44512
496 17325 Lorain Avenue, Cleveland, OH 44111
501 50840 Valley Frontage Rd., St. Clairsville, OH 43950

To:  FIFTH THIRD BANK, INDIANA (CENTRAL)
     251 North Illinois, Suite 1000
     INDIANAPOLIS, INDIANA 46204

                              OFFICER'S CERTIFICATE

     I represent that I am the (chief financial officer or treasurer) of THE STEAK N SHAKE COMPANY, an Indiana corporation (the "Company").

     In support of an application for a Revolving Loan Advance and pursuant to the terms of that certain Credit Agreement entered into between the Company and FIFTH THIRD BANK, INDIANA (CENTRAL), a national banking association (the "Bank") dated as of November 16, 2001 (as amended, the "Credit Agreement"), I certify to the Bank that:

     1. Each of the representations contained in Sections 3(a) through 3(c), inclusive, and 3(e) through 3(l), inclusive, of the Credit Agreement are true and correct as of this date.

     2.   The financial statements of the Company as of             ,     ,
          for the fiscal year then ended, and the financial statements as of
                     ,      , and for the partial fiscal year then ended,
          present fairly the financial condition of the Company and the results of its operations as of the dates of such statements and for the fiscal periods then ended, and since the date of the latest of such statements there has been no material adverse change in its financial position or its operations.

     3. No Event of Default or Unmatured Event of Default, as those terms are defined in the Credit Agreement, has occurred and is continuing.


                                        ----------------------------------------


                                        ----------------------------------------
                                                (Printed Name and Title)

                                             of THE STEAK N SHAKE COMPANY,
                                             an Indiana corporation


                                   Exhibit "A"
                                Page 1 of 1 pages

                                 PROMISSORY NOTE
                                (REVOLVING LOAN)

                                        Indianapolis, Indiana
$30,000,000.00                          Dated: November 16, 2001
                                        Final Maturity: January 30, 2005

     On or before January 30, 2005 ("Final Maturity"), THE STEAK N SHAKE COMPANY, an Indiana corporation (the "Maker") promises to pay to the order of FIFTH THIRD BANK, INDIANA (CENTRAL), a national banking association (the "Bank") at the principal office of the Bank at Indianapolis, Indiana, the principal sum of Thirty Million and 00/100 Dollars ($30,000,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in this Note.

     This Note evidences indebtedness (the "Loan") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under a Credit Agreement dated the date of this Note. All references in this Note to the Credit Agreement shall be construed as references to that Agreement as it may be amended from time to time. The Loan is referred to in the Credit Agreement as the "Revolving Loan." Subject to the terms and conditions of the Credit Agreement, the proceeds of the Loan may be advanced and repaid and re-advanced until Final Maturity. The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed PRIMA FACIE to be correct as to such matters.

     The terms "Advance" and "Banking Day" are used in this Note as defined in the Credit Agreement.

     Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement. Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each month commencing on the last Banking Day of the month in which this Note is executed. After maturity, interest shall be due and payable as accrued and without demand. Interest will be calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

     The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity. Reference is made to the Credit Agreement for provisions requiring prepayment of principal under certain circumstances. Principal may be prepaid, but only as provided in the Credit Agreement.

     If any installment of interest due under the terms of this Note is not paid when due, then the Bank or any subsequent holder of this Note may, subject to the terms of the Credit Agreement, at its option and without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of other "Events of Default" as defined therein.

     If any installment of interest due under the terms of this Note prior to maturity is not paid in full within ten (10) days when due, then the Bank at its option and without prior notice to the Maker, may assess a late payment fee in an amount equal to the greater of $20.00 or five percent (5%) of the amount past due. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Note. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

                                   Exhibit "B"
                                Page 1 of 2 pages

     All payments on account of this Note shall be applied first to expenses of collection, next to any late payment fees which are due and payable, next to interest which is due and payable, and only after satisfaction of all such expenses, fees and interest, to principal.

     The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

     All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

     This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

                              THE STEAK N SHAKE COMPANY, an Indiana corporation

                              By:
                                   ---------------------------------------
                                   JAMES W. BEAR, SENIOR VICE PRESIDENT
                                   and Chief Financial Officer

                                   Exhibit "B"
                                Page 2 of 2 pages

                             SCHEDULE OF EXCEPTIONS

     This Schedule is a part of the Credit Agreement between THE STEAK N SHAKE COMPANY, an Indiana corporation (the "Company"), and FIFTH THIRD BANK, INDIANA (CENTRAL), a national banking association (the "Bank") dated as of the date of this Schedule. The Company hereby certifies to the Bank as follows:

     1. ORGANIZATION OF THE COMPANY AND ITS SUBSIDIARIES. No jurisdiction in which the Company or any Subsidiary is not qualified to do business has asserted that the Company or such Subsidiary is required to be qualified therein except for

          ----------------------------------------------------------------------

     2. LITIGATION AND CONTINGENT LIABILITIES. There are no exceptions to the representations contained in Section 3(e) with respect to litigation and contingent liabilities, except the following:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     3. HAZARDOUS SUBSTANCES. There are no exceptions to the representation contained in Section 3(k), except the following:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     4. LIENS. There are no "liens" (as defined in Section 6(b)) on any property of the Company except for liens of the types described in items (i) through (vi) of the enumeration contained in Section 6(b), and except for the following:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     5. GUARANTIES. The Company is not a guarantor or surety of, or otherwise responsible in any manner with respect to any undertaking of any other person or entity, except for the items of the type described in items
          (i) through (iii) of the enumeration contained in Section 6(c), and except for the following:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     6. LOANS AND ADVANCES. The Company does not have outstanding any loans or advances to any person or entity except for items of a type described in items (i) through (iii) of the enumeration contained in Section 6(d), and except for the following:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     7. INDEBTEDNESS AND CAPITAL LEASES. The Company presently has no indebtedness for borrowed money nor is the Company a lessee under any capital lease except for such obligations to the Bank, and except for the following:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

                                   Exhibit "C"
                                Page 1 of 2 pages

Dated as of November 16, 2001.

                              THE STEAK N SHAKE COMPANY, an Indiana corporation

                              By:   ----------------------------------
                                    James W. Bear, Senior Vice President
                                    and Chief Financial Officer



                                   Exhibit "C"
                                Page 2 of 2 pages

CAPITAL LEASE EXPIRATIONS

  PERIOD       YEAR          STORE      ADDRESS
  ------       ----          -----      -------
     5         2002           126       5917 East Hillsborough, Tampa, FL
     8         2002            15       3229 North University, Peoria, IL
    13         2002           142       5827 East 71st Street, Indianapolis, IN
     8         2003            50       11050 Bellefontaine, St. Louis, MO
     9         2003            29       2960 West 71st Street, Indianapolis, IN
     9         2003            30       8601 Pendleton Pike, Indianapolis, IN
     9         2003            34       635 East Carmel Drive, Carmel, IN
     3         2004            65       7310 South Lindbergh, St. Louis, MO
     5         2005            51       80 Homer Adams Parkway, Alton, IL
    10         2005           154       3064 Crossroads, Arnold, MO
    13         2005           981       1700 West Washington, Bloomington, IL
     4         2006           178       7510 West 63rd Street, Overland Park, KS
     4         2006           179       13621 East 40th Highway, Independence, MO
    12         2008            38       1104 Brentwood Boulevard, Richmond Heights, MO

DFL EXPIRATIONS

  PERIOD       YEAR          STORE      ADDRESS
  ------       ----          -----      -------
     3         2002          122        3232 Bardstown Road, Louisville, KY
     3         2002          123        1901 Algonquin, Chicago, IL
     3         2002          125        844 Roosevelt, Lombard, IL
     6         2002          130        6010 S. Cass Ave, Westmont, IL
     6         2002          135        806 East Southmore, Houston, TX
     7         2002          137        600 West Plainfield Road, Chicago, IL
    13         2002          134        1005 Bay Area Boulevard, Houston, TX

                               GUARANTY AGREEMENT

     This undertaking and agreement (this "Guaranty") is made by           ,
[an Indiana corporation\an Indiana limited partnership] (the "Guarantor"), in favor of FIFTH THIRD BANK, INDIANA (CENTRAL), a national banking association (the "Bank") in consideration of the loans described in this Guaranty made or to be made by the Bank to THE STEAK N SHAKE COMPANY, an Indiana corporation (the "Borrower"). This Guaranty is on the following terms:



     1. BACKGROUND OF THIS GUARANTY -- CERTAIN DEFINITIONS. The Bank and the Borrower are parties to a Credit Agreement dated the date of this Guaranty (the "Credit Agreement") under the terms of which the Bank has agreed to extend a revolving line of credit in the maximum aggregate outstanding principal amount of $30,000,000.00 (referred to in the Credit Agreement as the "Revolving Loan") to the Borrower subject to the fulfillment of certain conditions, one of which is the execution and delivery by the Guarantor of this Guaranty. This Guaranty is made by the Guarantor in consideration of the agreement of the Bank to make the Revolving Loan (the "Loan"). All defined terms used in this Guaranty and which are not specifically defined herein are used as defined in the Credit Agreement. The term "Obligations" as used in this Guaranty means all of the obligations of the Borrower in favor of the Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to the Borrower's obligation to repay the principal of, interest on and expenses of collection of the Loan as provided in the Credit Agreement and the other Loan Documents, including any Advances under the Revolving Loan made after this date and after the initial Revolving Loan Maturity Date pursuant to any extension or extensions of the Revolving Loan Maturity Date, and all other obligations incurred pursuant to the terms of the Credit Agreement and any other Loan Document including any obligations arising on account of any amendment to or extension of the Credit Agreement or any other Loan Document. The term "Default" means an "Event of Default" as defined in the Credit Agreement.

     2. THE GUARANTY. The Guarantor guarantees the full and prompt payment of all of the Obligations when due, whether at scheduled maturity or at maturity by virtue of acceleration on account of a Default. The Guarantor further agrees to pay to the Bank an amount equal to all expenses, including reasonable attorneys' fees, paid or incurred by the Bank after Default in endeavoring to enforce this Guaranty.

Notwithstanding any other provision of this Guaranty, the Guarantor's liability hereunder shall be limited to the lesser of the following amounts minus, in either case, One Dollar ($1.00):

     a. the lowest amount which would render this Guaranty a fraudulent transfer under Section 548 of the Bankruptcy Code of 1978, as amended, or

     b. if this Guaranty is subject to the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA") or any similar or analogous statute or rule of law, then the lowest amount which would render this Guaranty a fraudulent conveyance under the UFTA, the UFCA, or any such similar or analogous statute or rule of law.

The amount of the limitation imposed upon the Guarantor's liability under the terms of the preceding sentence shall be subject to redetermination as of each date a "transfer" is deemed to have been made on account of this Guaranty under applicable law. The Guarantor acknowledges that information concerning the Guarantor's financial condition is under the control of the Guarantor and is more readily available to the Guarantor than to the Bank, and for that reason the Guarantor agrees that should the Guarantor claim that the amount of its liability under this Guaranty is less than the full amount of the Obligations because of the provisions of this paragraph, then the burden of proving the facts which would result in such limitation shall be upon the Guarantor.

     3. FINANCIAL INFORMATION. As long as this Guaranty is in effect the Guarantor shall furnish to the Bank the following:

     a. CERTIFICATES REGARDING SOLVENCY. At such times as the Bank may reasonably require, a "Certificate Regarding Solvency" in the form attached "Annex."

                                  Exhibit "D"
                                Page 1 of 6 pages

     b. OTHER INFORMATION. Such other information relating to the financial condition of the Guarantor as the Bank may reasonably require.

     4. GUARANTY ABSOLUTE. This Guaranty shall be absolute, continuing and unconditional, irrespective of the irregularity, invalidity or unenforceability of any other Loan Document and shall not be affected or impaired by any failure, negligence or omission on the part of the Bank to realize upon and protect any collateral for any of the Obligations. This Guaranty shall remain in full force and effect until all of the Obligations have been satisfied in full and the Commitment of the Bank to make Advances under the Revolving Loan has expired. The Bank may from time to time, without notice to the Guarantor and without affecting the Guarantor's liability under this Guaranty:

     a. obtain a security interest in any property to secure any of the Obligations;

     b. obtain the primary or secondary liability of any party or parties in addition to the Borrower and the Guarantor with respect to any of the Obligations;

     c. extend or renew any of the Obligations for any period beyond their original due dates;

     d. release or compromise the liability of any other party or parties which are now or may hereafter become primarily or secondarily liable with respect to any of the Obligations;

     e. release any security interest which the Bank now has or may hereafter obtain in any property securing any of the Obligations and permit any substitution or exchange of any such property;

     f. proceed against the Guarantor for payment of the Obligations, whether or not the Bank shall have resorted to any property securing any of the Obligations or shall have proceeded against the Borrower or any other party primarily or secondarily liable with respect to any of the Obligations;

     g. amend the terms of the Credit Agreement from time to time in any particulars; or

     h. extend loans and other credit accommodations to the Borrower in addition to the Revolving Loan and increase the maximum amount which may be loaned to the Borrower under the Revolving Loan.

     5. ASSIGNMENT AND PARTICIPATIONS. The Bank may, without notice to the Borrower or the Guarantor, sell or otherwise assign all or any portion of the Obligations and any participations therein, and upon any such sale or assignment, the transferee shall have the right to enforce this Guaranty to the extent of the transferee's interest directly against the Guarantor as fully as if the transferee were specifically named in the Guaranty as the holder of such interest, but the Bank shall have the unimpaired right to enforce this Guaranty for the benefit of the Bank and for the benefit of any participant in respect of whose participation the Bank has retained such right.

     6. SUBROGATION WAIVER. In order to induce the Bank to make the Loan in reliance, in part, upon this Guaranty, notwithstanding the fact that the Guarantor is an "insider" with respect to the Borrower, as the term "insider" is defined in the Bankruptcy Code, the Guarantor waives for itself, its legal representatives and assigns any right of indemnity, reimbursement or contribution from the Borrower or any other person obligated with respect to any of the Obligations (any such other person being referred to hereafter in this paragraph as a "Co-Obligor") or from the property of the Borrower or from the property of any Co-Obligor, and the Guarantor further waives any right of subrogation to the rights of the Bank against the Borrower or any Co-Obligor or the property of the Borrower or any Co-Obligor which would otherwise arise by virtue of any payment made by the Guarantor to the Bank on account of this Guaranty, whether any such right of indemnity, reimbursement, contribution or subrogation would otherwise arise by virtue of contract, whether express or implied, with any person or as a matter of law or

                                   Exhibit "D"
                                Page 2 of 6 pages
equity, and the Guarantor undertakes on behalf of itself, its legal representatives and assigns that neither the Guarantor nor the Guarantor's legal representatives or assigns will attempt to exercise or accept the benefits of any such right and should the Guarantor or the Guarantor's legal representative or assigns receive any payment or distribution of money or other property on account of such right notwithstanding the provisions of this paragraph, such money or other property shall be held in trust by the recipient for the Bank and shall immediately be delivered to the Bank for application to the Obligations in the same form as received, with the addition only of such endorsements or assignments as may be necessary to perfect the title of the Bank thereto.

     7. OTHER WAIVERS. The Guarantor waives: (i) notice of the acceptance of this Guaranty, (ii) notice of the existence and creation of all or any of the Obligations, (iii) notice of nonpayment of any of the Obligations and (iv) diligence by the Bank in collection of the Obligations and the protection of or realization upon any collateral for the Obligations.

     8. REINSTATEMENT. If any amount which is paid to the Bank by the Borrower or any other party and which is applied by the Bank to the satisfaction of any of the Obligations, is returned by the Bank to the Borrower or such other party or a trustee in Bankruptcy or other legal representative of the Borrower or such other party by virtue of a claim that such payment constituted a voidable preference under the Bankruptcy Code or under any state insolvency law, whether such amount is returned under court order or pursuant to settlement of the claim of preference, then this Guaranty shall be reinstated as to such amount as though such payment to the Bank had never been made and notwithstanding any intervening return or cancellation of any note or other instrument or agreement evidencing the reinstated Obligations.

     9. SUBORDINATION. All obligations of the Borrower to the Guarantor (the "Junior Obligations") are and shall hereafter be subordinate and inferior in right of payment to all of the Obligations. Notwithstanding any provision to the contrary contained in any promissory note or any other agreement between the Borrower and the Guarantor with respect to the Junior Obligations, the Borrower shall not make and shall not be required to make any payment on account of the principal of or interest on the Junior Obligations until the Obligations have been paid in full and the Bank has no further obligation to make additional advances to the Borrower under the Revolving Loan, including advances made pursuant to any extension of the term of the Revolving Loan. In the event of the liquidation of the Borrower or the distribution of any of its assets or the securities of any successor on account of any liquidation, bankruptcy, receivership, reorganization, assignment for the benefit of creditors or similar proceeding, the Guarantor shall not be entitled to any payment or distribution on account of any Junior Obligation until all Obligations have been satisfied in full.

     10. MISCELLANEOUS. This Guaranty shall be binding upon the Guarantor, upon the Guarantor's legal representatives, successors and assigns. If any provision of this Guaranty is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Guaranty and the remaining provisions shall be enforceable in accordance with their terms.

     11. CHOICE OF LAW. This Guaranty is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

     12. [CORPORATE] AUTHORITY. In order to induce the Bank to accept this Guaranty and to make the Loan to the Borrower, the Guarantor represents and warrants to the Bank that: (i) the Guarantor is a [corporation\limited partnership] organized, existing and in good standing under the laws of the State of [Indiana]; (ii) execution and delivery of this Guaranty are within the Guarantor's [corporate] powers, have been duly authorized by all necessary [corporate] action and do not contravene or conflict with any provision of law or of the [Articles of Incorporation or By-laws\Certificate of Limited Partnership or the Limited Partnership Agreement] of

                                   Exhibit "D"
                                Page 3 of 6 pages
the Guarantor or of any agreement binding upon the Guarantor or its properties, and (iii) this Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

     13. ARBITRATION. BANK AND THE GUARANTOR AGREE THAT UPON THE WRITTEN DEMAND OF EITHER PARTY, WHETHER MADE BEFORE OR AFTER THE INSTITUTION OF ANY LEGAL PROCEEDINGS, BUT PRIOR TO THE RENDERING OF ANY JUDGMENT IN THAT PROCEEDING, ALL DISPUTES, CLAIMS AND CONTROVERSIES BETWEEN THEM, WHETHER INDIVIDUAL, JOINT, OR CLASS IN NATURE, ARISING FROM THIS AGREEMENT, OR ANY LOAN DOCUMENT OR OTHERWISE, INCLUDING WITHOUT LIMITATION CONTRACT AND TORT DISPUTES, SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). ANY ARBITRATION PROCEEDING HELD PURSUANT TO THIS ARBITRATION PROVISION SHALL BE CONDUCTED IN THE CITY NEAREST THE GUARANTOR'S ADDRESS HAVING AN AAA REGIONAL OFFICE, OR AT ANY OTHER PLACE SELECTED BY MUTUAL AGREEMENT OF THE PARTIES. NO ACT TO TAKE OR DISPOSE OF ANY COLLATERAL SHALL CONSTITUTE A WAIVER OF THIS ARBITRATION AGREEMENT OR BE PROHIBITED BY THIS ARBITRATION AGREEMENT.

     THIS ARBITRATION PROVISION SHALL NOT LIMIT THE RIGHT OF EITHER PARTY DURING ANY DISPUTE TO SEEK, USE, AND EMPLOY ANCILLARY OR PRELIMINARY RIGHTS AND/OR REMEDIES, JUDICIAL OR OTHERWISE, FOR THE PURPOSES OF REALIZING UPON, PRESERVING, PROTECTING, FORECLOSING UPON OR PROCEEDING UNDER FORCIBLE ENTRY AND DETAINER FOR POSSESSION OF ANY REAL OR PERSONAL PROPERTY, AND ANY SUCH ACTION SHALL NOT BE DEEMED AN ELECTION OF REMEDIES. SUCH REMEDIES INCLUDE, WITHOUT LIMITATION, OBTAINING INJUNCTIVE RELIEF OR A TEMPORARY RESTRAINING ORDER, INVOKING A POWER OF SALE UNDER ANY DEED OF TRUST OR MORTGAGE; OBTAINING A WRIT OF ATTACHMENT OR IMPOSITION OF A RECEIVERSHIP; OR EXERCISING ANY RIGHTS RELATING TO PERSONAL PROPERTY, INCLUDING EXERCISING THE RIGHT OF SETOFF, OR TAKING OR DISPOSING OF SUCH PROPERTY WITH OR WITHOUT JUDICIAL PROCESS PURSUANT TO THE UNIFORM COMMERCIAL CODE. ANY DISPUTES, CLAIMS, OR CONTROVERSIES CONCERNING THE LAWFULNESS OR REASONABLENESS OF ANY ACT, OR EXERCISE OF ANY RIGHT OR REMEDY, CONCERNING ANY COLLATERAL, INCLUDING ANY CLAIM TO RESCIND, REFORM, OR OTHERWISE MODIFY ANY AGREEMENT RELATING TO THE COLLATERAL, SHALL ALSO BE ARBITRATED; PROVIDED, HOWEVER THAT NO ARBITRATOR SHALL HAVE THE RIGHT OR THE POWER TO ENJOIN OR RESTRAIN ANY ACT OF ANY PARTY. JUDGMENT UPON ANY AWARD RENDERED BY ANY ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE STATUTE OF LIMITATIONS, ESTOPPEL, WAIVER, LACHES AND SIMILAR DOCTRINES WHICH WOULD OTHERWISE BE APPLICABLE IN AN ACTION BROUGHT BY A PARTY SHALL BE APPLICABLE IN ANY ARBITRATION PROCEEDING, AND THE COMMENCEMENT OF AN ARBITRATION PROCEEDING SHALL BE DEEMED THE COMMENCEMENT OF ANY ACTION FOR THESE PURPOSE. THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE) SHALL APPLY TO THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS ARBITRATION PROVISION.

                                   Exhibit "D"
                                Page 4 of 6 pages

     Dated as of November 16, 2001

                                        By:
                                             -----------------------------------

                                             -----------------------------------
                                                        (Printed name and title)

STATE OF _____________        )
                              ) SS:
COUNTY OF ____________        )

     Before me the undersigned, a Notary Public in and for said County and State, personally appeared ________________________, the of __________________,
a(n) _________________________, who as such authorized officer acknowledged the execution of the foregoing Guaranty Agreement on behalf of said
_______________________ this ___ day of November, 2001.

                                   Signature:
                                             -----------------------------------

                                   Printed:
                                             -----------------------------------
                                                       Notary Public

My Commission Expires:
                         --------------
My County of Residence:
                         --------------

                                   Exhibit "D"
                                Page 5 of 6 pages

                                      ANNEX

                         CERTIFICATE REGARDING SOLVENCY

     ___________________, [an Indiana corporation\an Indiana limited partnership] (the "Guarantor"), by its duly authorized officer, makes the following representations to FIFTH THIRD BANK, INDIANA (CENTRAL), a national banking association (the "Bank") and acknowledges that the Bank is entitled to rely and will rely upon these representations, in providing certain financial accommodations to THE STEAK N SHAKE COMPANY, an Indiana corporation, pursuant to a certain Credit Agreement dated as of November 16, 2001 (the "Credit Agreement").

     1. The assets of the Guarantor at a "fair valuation" within the meaning of the Bankruptcy Code of 1978, as amended, (the "Code") are worth approximately $_____________ as of this date.

     2. The liabilities of the Guarantor, including without limitation contingent liabilities to the extent appropriate for consideration in determining whether the Guarantor is "insolvent", within the meaning of the Code, but excluding the Guarantor's contingent liability under the Guaranty Agreement (the "Guaranty") required to be given by the Guarantor under the terms of the Credit Agreement, total approximately $_____________ as of ____________________, 200_, the end of the last fiscal quarter of the Guarantor.

     3. The Guarantor is not insolvent within the meaning of the Code, after taking into account its contingent liability under the Guaranty.

     4. After taking into account its contingent liability under the Guaranty, the Guarantor has sufficient capital for the operation of its business as presently conducted and at the level of operations contemplated for the foreseeable future. The minimum amount of capital required to support the Guarantor's operations at the level planned for the foreseeable future is $_________________.

     5. The Guarantor is currently paying its debts as they become due in the ordinary course of its business. After taking into account its contingent liability under the Guaranty, the Guarantor believes that it will be able to continue to pay its debts as they become due in the ordinary course of its business.

Dated as of ___________________, 200_.


                                        By:  -----------------------------------


                                             -----------------------------------
                                                   (Printed name and title)

                                   Exhibit "D"
                                Page 6 of 6 pages